                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                AGCO Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 (AGCO LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1997

     The Annual Meeting of Stockholders of AGCO Corporation will be held at the offices of King & Spalding, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, on Wednesday, April 23, 1997, at 9:00 a.m., local time, for the following purposes:

          1. To elect two directors to serve for the ensuing three years or until their successors have been duly elected and qualified;

          2. To approve certain amendments to the AGCO Corporation Amended and Restated Long-Term Incentive Plan;

          3. To approve an amendment to the AGCO Corporation Nonemployee Director Stock Incentive Plan;

          4. To approve certain amendments to the AGCO Corporation 1991 Stock Option Plan; and

          5. To transact any other business which may properly be brought before the meeting.

     The Board of Directors has fixed the close of business on March 3, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. During the period from April 13, 1997 until the annual meeting, a list of stockholders as of the close of business on March 3, 1997 will be available at the location of the meeting, for examination during normal business hours by any stockholder.

     WE URGE YOU TO MARK AND EXECUTE YOUR PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                        By Order of the Board of Directors

                                        ROBERT J. RATLIFF
                                        Chairman
Atlanta, Georgia
March 28, 1997

                                AGCO CORPORATION
                      ------------------------------------

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1997
                      ------------------------------------

                         INFORMATION REGARDING PROXIES

     This proxy solicitation is made by the Board of Directors (the "Board of Directors" or the "Board") of AGCO Corporation (the "Company"), which has its principal executive offices at 4830 River Green Parkway, Duluth, Georgia 30136. By signing and returning the enclosed proxy card, you authorize the persons named on the proxy card to represent you and vote your shares.

     If you attend the meeting, you may vote by ballot. If you are not present at the meeting, your shares can be voted only when represented by proxy. You may indicate a vote for or against each proposal on the proxy card and your shares will be voted accordingly. If you indicate a preference to abstain on any proposal, no vote will be recorded. You may withhold your vote from any nominee for director by writing his name in the appropriate space on the proxy card. You may cancel your proxy before balloting begins by notifying the Corporate Secretary in writing at 4830 River Green Parkway, Duluth, Georgia 30136. In addition, any proxy signed and returned by you may be revoked at any time before it is voted by signing and duly delivering a proxy bearing a later date or by attendance at the meeting and voting in person. If you return a signed proxy card that does not indicate your voting preferences, the persons named on the proxy card will vote your shares in favor of all of the items set forth in the attached notice.

     The enclosed form of proxy is solicited by the Board of Directors of the Company and the cost of solicitation of proxies will be borne by the Company. In order to ensure that a quorum is represented by proxies at the meeting, proxy solicitation may also be made personally or by telephone or telegram by officers or employees of the Company, without added compensation. The Company will reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. The Company may retain an outside firm to aid in the solicitation of proxies for fees which the Company expects would not exceed $20,000.

     This proxy statement and form of proxy are first being sent to stockholders on or about March 28, 1997. The Company's 1996 Annual Report to its stockholders is also enclosed and should be read in conjunction with the matters set forth herein. See "Annual Report to Stockholders."

                                 VOTING SHARES

     Only stockholders of record as of the close of business on March 3, 1997 will be entitled to notice of and to vote at the annual meeting to be held on April 23, 1997 (the "Annual Meeting"). On March 3, 1997, the Company had outstanding 57,274,686 shares of Common Stock, par value $.01 per share (the "Common Stock"), each of which is entitled to one vote on each matter coming before the meeting. No cumulative voting rights are authorized, and dissenters' rights for stockholders are not applicable to the matters being proposed.

     Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Bylaws provide that a quorum is present if a majority of the outstanding shares of Common Stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). With respect to any matter (other than the election of directors) that may properly come before the meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and, accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors has fixed the number of directors at ten. The Board is divided into three classes of directors, designated Class I, Class II and Class III, with each class as nearly equal in number as possible to the other two classes. The three classes serve staggered three-year terms. Stockholders annually elect directors of one of the three classes to serve for three years or until their successors have been duly elected and qualified. At the annual meeting, stockholders will elect two directors to serve as Class II directors. The Nominating Committee has recommended, and the Board of Directors has nominated, the two individuals named below to serve as Class II directors until the annual meeting in 2000 or until their successors have been duly elected and qualified.

     The following is a brief description of the business experience of each nominee for at least the past five years.

     HENRY J. CLAYCAMP, age 66, has been a Director of the Company since June 1990. Mr. Claycamp has been President of MOSAIX Associates, a management consulting firm, since 1985. From 1973 to 1982, Mr. Claycamp was Vice President -Corporate Planning and Vice President -- Corporate Marketing for International Harvester Company. Previously, Mr. Claycamp held professorial positions at Stanford University, Purdue University and the Massachusetts Institute of Technology.

     RICHARD P. JOHNSTON, age 66, has been a Director of the Company since June 1990. Mr. Johnston has been Chairman of the Board of Merbanco Inc., a private equity investor, since 1976 and is Chairman of the Board of fm Precision Golf Corporation and a director of Myers Industries. Mr. Johnston was Chairman of the Board of Republic Realty Mortgage Corporation, a commercial mortgage banking company, from January 1993 to January 1995. From July 1991 to December 1993, Mr. Johnston was a Managing Director of Hamilton Robinson & Company, Incorporated ("HR&Co."), a private institutional equity manager.

     Both of these nominees have indicated a willingness to serve on the Board of Directors of the Company. If either of the nominees shall become unable to serve, or for good cause will not serve, the persons named on the enclosed proxy card may exercise their discretion to vote for any substitute nominee or nominees proposed by the Board of Directors. The Company's Bylaws provide that nominations from the floor of persons other than the nominees proposed by the Board of Directors will not be accepted unless the stockholder has provided certain information concerning proposed nominees to the Company in writing no later than sixty days and no earlier than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Because the Company has not received such notice as provided under its Bylaws, nominees other than those proposed by the Board of Directors will not be accepted.

     The two nominees who receive the greatest number of votes cast for the election of directors at the meeting shall become directors at the conclusion of the tabulation of votes. If the two nominees recommended by the Board of Directors are elected at the Annual Meeting, the Board will consist of nine Directors, one less than the number of Directors fixed by the Board. The Nominating Committee is considering nominees to fill the vacant position. See "Vacancies on the Board of Directors." Proxies returned by stockholders, however, cannot be voted for more than two nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

                         DIRECTORS CONTINUING IN OFFICE

     The seven individuals named below are now serving as Directors of the Company with terms expiring at the annual meetings in 1998 and 1999, as indicated.

     Directors who are continuing in office as Class III Directors whose terms expire at the annual meeting in 1998 are listed below.

     WILLIAM H. FIKE, age 60, has been a Director of the Company since April 1995. Mr. Fike has been Vice Chairman and Executive Vice President of Magna International, Inc. since September 1994. From 1965 to 1994, Mr. Fike held several managerial positions at Ford Motor Company, including Corporate Vice President and President -- Ford of Europe, Executive Director of Ford Mexico Automotive and North American Trim Operations and President -- Ford of Brazil.

     GERALD B. JOHANNESON, age 56, has been a Director of the Company since April 1995. Mr. Johanneson has been President and Chief Operating Officer of Haworth, Inc. since 1993 and was Executive Vice President and Chief Operating Officer from 1988 to 1993.

     ALAN S. MCDOWELL, age 58, has been a Director of the Company since June 1990. Mr. McDowell is also a director of Buffets, Inc. Mr. McDowell has been a private investor since 1983.

     ROBERT J. RATLIFF, age 65, has been Chairman of the Board of Directors since August 1993 and a Director since June 1990. Mr. Ratliff was Chief Executive Officer of the Company from January 1996 until November 1996 and President and Chief Executive Officer from June 1990 to January 1996. Mr. Ratliff is also a director of the National Association of Manufacturers and the Equipment Manufacturers Institute. Mr. Ratliff is a member of the Board of Councilors of the Carter Center. From October 1988 to June 1990, Mr. Ratliff was President and Chief Executive Officer of Deutz-Allis.

     Directors who are continuing in office as Class I directors whose terms expire at the annual meeting in 1999 are listed below.

     CHARLES S. MECHEM, JR., age 66, has been a Director of the Company since June 1990. Mr. Mechem has been Chairman of the Board of Cincinnati Bell, Inc. since April 1996 and was Commissioner of the Ladies Professional Golf Association from January 1991 to December 1995. Mr. Mechem is also a Director of Mead Corporation, Ohio National Life Insurance Company, J.M. Smucker Company, Star Banc Corporation and Star Bank, N.A.

     J-P RICHARD, age 54, has been President and Chief Executive Officer of the Company since November 1996 and a Director since January 1993. Mr. Richard is also a director of Thomas & Betts Corporation. Mr. Richard was President and Chief Executive Officer and a director of Insituform Technologies Incorporated from November 1993 to November 1996. From October 1991 to November 1993, Mr. Richard was President of Massey Ferguson Group Limited ("Massey Ferguson"), a subsidiary of Varity Corporation ("Varity"), and Senior Vice
President -- Corporate Development of Varity.

     HAMILTON ROBINSON, JR., age 62, has been a Director of the Company since June 1990 and was Chairman of the Board of Directors of the Company from September 1990 to August 1993. Since 1984, Mr. Robinson has been Managing Director of HR&Co., a private institutional equity manager.

                      VACANCIES ON THE BOARD OF DIRECTORS

     J. Patrick Kaine, who served on the Board of Directors from December 1991 through December 1996, will retire from the Board in April 1997 at the Annual Meeting. Consequently, one seat on the Board of Directors from Class II is vacant. The Board anticipates filling this vacancy during 1997.

             BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     During 1996, the Board of Directors held five meetings. Each nonemployee director receives a retainer fee of $20,000 per annum, $1,000 for each Board meeting attended and $1,000 for each committee meeting attended. Committee chairmen receive an additional fee of $500 for each committee meeting attended. In addition to the above fees, the Company reimburses each director for 50% of the fees paid by the director for personal estate planning consulting by third parties. Directors who are employees of the Company are not paid any fees or additional remuneration for service as members of the Board or its committees.

NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

     At the 1995 annual meeting, the stockholders approved the AGCO Corporation Nonemployee Director Stock Incentive Plan ("the Director Plan"), effective December 14, 1994. Pursuant to the Director Plan, each nonemployee director is awarded the right to receive 2,000 shares of Common Stock which can be earned during the three year performance period in effect for that participant. The Director Plan requires stock appreciation to earn awards. The awarded shares are earned in increments for each 15% increase in the average stock price (with the average calculated over 20 consecutive trading days) over the base price (the fair market value of the stock at the time the shares are awarded). The stock price must increase 60% in a three year period for the full allocation to be earned. When an increment of the award is earned, the shares are issued in the form of restricted stock, which vests 12 months after the last day of the three year performance period. In the event of departure from the Board of Directors for any reason, all earned awards vest. If the awarded shares are not fully earned before the end of the three year performance period or before the participant's departure from the Board of Directors for any reason, whichever comes first, any unearned awards are forfeited. The ultimate value of the restricted stock is determined by the stock price at the end of the vesting period. When the restricted shares are earned, a cash payment designed to satisfy a portion of the federal and state income tax obligations is paid by the Company to each participant. The tax payment is provided to remove the necessity for the nonemployee director to sell a significant portion of the stock earned under the Director Plan to pay taxes.

     Effective December 14, 1994, 2,000 shares each were awarded to Messrs. Claycamp, Johnston, Kaine, McDowell, Mechem, Richard and Robinson to be earned during a three-year performance period ending December 13, 1997. On April 26, 1995, 2,000 shares each were awarded to Messrs. Fike and Johanneson to be earned during a three-year performance period ending April 25, 1998. All shares of each such award were earned under the terms of the Director Plan and will vest to the participants as described above.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has delegated certain functions to the following standing committees of the Board:

          The Executive Committee is authorized, between meetings of the Board, to perform all of the functions of the Board of Directors except as limited by the General Corporation Law of the State of Delaware or by the Company's Certificate of Incorporation or Bylaws. The Executive Committee held four meetings during 1996 and is currently composed of Messrs. Claycamp, Johanneson, Johnston, Ratliff, Richard and Robinson.

          The Audit Committee's functions are to recommend for appointment by the Board of Directors a firm of independent certified public accountants to act as auditors for the Company and to meet with the auditors to review the scope, preparation and results of the Company's audits, to review the Company's internal accounting and financial controls and to consider other matters relating to the financial reporting process and safeguarding of the Company's assets. The Audit Committee held three meetings in 1996 and is currently composed of Messrs. McDowell, Mechem and Robinson.

          The Compensation Committee's functions are to review, approve, recommend and report to the chief executive officer and the Board of Directors matters regarding the compensation of the Company's chief executive officer and other key executives, compensation levels or plans affecting the compensation of the Company's other employees and administration of the Company's Management Incentive Compensation Plan, the 1991 Stock Option Plan, the Long-Term Incentive Plan and the Director Plan. The Compensation Committee held two meetings in 1996. The Compensation Committee is currently composed of Messrs. Fike, Johnston and McDowell.

          The Nominating Committee's principal function is to identify candidates and recommend to the Board of Directors nominees for membership on the Board of Directors. The Nominating Committee expects to be able to identify from its own resources the names of qualified nominees but will accept recommendations of individuals to be considered as nominees from stockholders. The Nominating Committee held two meetings in 1996 and is currently composed of Messrs. Claycamp, Fike and Mechem.

          The Strategic Planning Committee's function is to oversee the Company's strategic planning process and to ensure that the Company's purpose and direction are defined. The Strategic Planning Committee reviews the corporate goals and objectives established by executive management and oversees the annual planning process by ensuring that the functional plan supports the corporate goals and objectives. The Strategic Planning Committee held four meetings in 1996 and is currently composed of Messrs. Fike, Johanneson, Ratliff and Richard.

          The Succession Planning Committee's function is to ensure a continued source of capable, experienced managers is present to support the Company's future success. The Succession Planning Committee meets regularly with senior members of management in an effort to assist executive management in their plans for senior management succession, to review the backgrounds and experience of senior management, and to assist in the creation of tailored individual personal and professional development plans. The Succession Planning Committee held ten meetings in 1996 and is currently composed of Messrs. Claycamp, Johanneson, Johnston and Robinson.

     During fiscal 1996, each director attended at least 75% of the aggregate of the number of meetings of the Board and respective committees on which he served while a member thereof.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, Messrs. Johnston, Johanneson and Kaine served as members of the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 1996.

     The Company issued a deferred fee note to HR&Co. in connection with certain consulting and advisory services provided by HR&Co. during the Company's acquisition of Deutz-Allis in 1990 and Hesston Corporation and the White Tractor Division of Allied Products Corporation in 1991. Effective upon Mr. Johnston's resignation as a Managing Director of HR&Co. on December 31, 1993, one-third of the remaining principal on the note plus interest was transferred to Mr. Johnston. Payments totaling $112,500 including principal and interest were made on the note in 1996 of which HR&Co. received $75,000 and Mr. Johnston received $37,500. The note was paid in full in 1996. See "Certain Relationships and Related Transactions."

           PROPOSED AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED
                 LONG-TERM INCENTIVE PLAN, NONEMPLOYEE DIRECTOR
                STOCK INCENTIVE PLAN AND 1991 STOCK OPTION PLAN

     In 1996, the Securities and Exchange Commission (the "Commission") adopted amendments to the rules and forms regarding the short-swing profit recovery provisions of Section 16 ("Section 16") of the Securities Exchange Act of 1934 (the "Exchange Act") and the filing of ownership reports by an issuer's officers, directors and 10% stockholders (collectively, "Insiders"). Rule 16b-3, as in effect through November 1, 1996, provided that stockholder approval of certain employee benefit plans was required for transactions relating to such plans to be exempt from Section 16 of the Exchange Act. In addition, stockholder approval was required for any amendment of such a plan that (i) materially increased the number of shares which could be issued under the plan, (ii) materially increased the benefits accruing to participants under the plan, or
(iii) materially modified the eligibility requirements for participation in the plan. In light of such requirements, AGCO's employee benefit plans include similar language to describe which amendments are required to be approved by the Company's stockholders.

     The new Section 16 rules are premised on the theory that transactions between an issuer and its officers and directors are intended to reward service or provide incentive and, accordingly, do not present the same opportunity for abuse on the basis of non-public information as do market transactions. Specifically, the Commission has stated that where the issuer, rather than the trading markets, is on the other side of an officer's or director's transaction in the issuer's equity securities, any profit obtained is not at the expense of stockholders. The Commission believes that transactions between the issuer and its officers and directors that are pursuant to plans meeting the administrative requirements and nondiscrimination standards of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 ("ERISA"), or that satisfy other objective gate-keeping conditions, are not vehicles for the speculative abuse that Section 16 was designed to prevent.

     As amended, Rule 16b-3 exempts grants or awards of equity securities under the AGCO Corporation Amended and Restated Long-Term Incentive Plan (the "LTIP"), the Director Plan and the AGCO Corporation 1991 Stock Option Plan (the "Option Plan") if such grants are approved by the Board of Directors or a committee of the Board comprised solely of two or more non-employee directors (as defined under revised Rule 16b-3). Currently, the Compensation Committee of the Board includes only "non-employee directors" as defined under revised Rule 16b-3. Under the current rules of the New York Stock Exchange (the "NYSE"), stockholder approval would still be required for increases in the number of shares authorized under such plans.

     As a result of the Commission's 1996 amendments to Section 16, the Board has approved and recommends that the stockholders approve the amendments set forth in Proposals 2 through 4. These amendments modify the LTIP, the Director Plan and the Option Plan as permitted by Section 16, as amended. The Board believes that the Compensation Committee can administer these plans more efficiently and better serve the interests of the Company's stockholders if the Company adopts the amendments proposed by Proposals 2 through 4. Any amendments to these plans must still comply with the applicable requirements, if any, of the Internal Revenue Code and ERISA and the rules of the NYSE. In addition to the proposed amendment to the LTIP described above, the Board has also approved and recommends that the stockholders approve an amendment to the LTIP to increase the number of shares of Common Stock authorized for issuance pursuant to the LTIP. In addition to the proposed amendment to the Option Plan described above, the Board has also approved and recommends that the stockholders approve an amendment to the Option Plan to limit the number of shares which may be subject to options granted to any individual under the Option Plan to 250,000 shares.

                               PROPOSAL NUMBER 2

                 AMENDMENT OF THE AGCO CORPORATION AMENDED AND
                       RESTATED LONG-TERM INCENTIVE PLAN

     On April 27, 1994, the stockholders approved the LTIP, effective December 14, 1993, to be the primary long-term incentive vehicle for senior management. The LTIP is designed to advance the interests of the Company and strengthen the Company's long-term financial performance by encouraging senior management to seek ways to improve efficiencies, spend capital wisely, reduce debt and generate cash, all of which should combine to cause stock price appreciation. Executive officers and senior managers of the Company and its subsidiaries (currently 20 persons), are eligible to receive awards of restricted stock under the LTIP.

     The following table summarizes the shares which have been granted under the LTIP through December 31, 1996.

                                                            1996           1995        1994
                                                          ---------      --------    ---------
Shares awarded but not earned at January 1..............         --       891,000    1,620,000
Shares awarded, net of forfeitures......................  2,070,000(1)         --           --
Shares earned...........................................   (472,500)     (891,000)    (729,000)
                                                          ---------      --------    ---------
Shares awarded but not earned at December 31............  1,597,500            --      891,000
Shares available for grant..............................     60,000       180,000      180,000
                                                          ---------      --------    ---------
Total shares reserved...................................  1,657,500       180,000    1,071,000
                                                          =========      ========    =========
Shares vested...........................................    792,500(2)         --           --
                                                          =========      ========    =========

---------------

(1) The 2,070,000 share number set forth above is net of 210,000 shares forfeited by the former President, Corporate Finance and Administration upon his resignation from the Company in January 1997.
(2) Includes 325,000 shares earned under the LTIP which were vested in connection with the resignation of the Company's former President, Corporate Finance and Administration in January 1997.

     Currently, the Board in its discretion may modify or amend the LTIP without the approval of the stockholders unless such amendment (i) increases the number of shares reserved for awards under the LTIP, (ii) materially increases benefits accruing to participants under the LTIP, or (iii) materially modifies the eligibility requirements of the LTIP. The Board of Directors has approved and recommends that the stockholders approve an amendment to the LTIP to delete the requirements that stockholders approve any amendments to the LTIP. Any amendments to the LTIP must still comply with the applicable requirements, if any, of the Internal Revenue Code and ERISA and the rules of the NYSE and not cause the shares awarded under the LTIP to fail to be treated as qualified performance-based compensation under applicable Treasury Regulations. Most significantly, under current NYSE rules and applicable Treasury Regulations, an amendment to the LTIP which increases the number of shares authorized for issuance under the LTIP would require the approval of the Company's stockholders.

     The Board of Directors has also approved and recommends that the stockholders approve an amendment to the LTIP to increase the number of shares of Common Stock authorized for issuance under the LTIP by 1,000,000 shares. Currently, 3,750,000 shares may be granted under the LTIP. To date, 3,690,000 shares have been awarded under the LTIP, 2,092,500 of which have been earned by plan participants. Consequently, 1,657,500 shares are reserved for issuance under the LTIP, of which 1,597,500 are currently outstanding as unearned awards. The proposed amendment would increase the number of shares reserved for issuance from 1,657,500 to 2,657,500 and enable the Company to award an additional 1,060,000 shares of Common Stock pursuant to the LTIP.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting for this proposal will be required to approve the amendments to the LTIP.

     The number of shares that will be awarded to the Company's executive officers and senior managers pursuant to the LTIP in the future is not currently determinable. In 1996, 2,200,000 shares were awarded under the LTIP to all current executive officers as a group, 210,000 of which were forfeited in January 1997 in connection with the resignation of the Company's former President, Corporate Finance and Administration. In addition, 80,000 shares were awarded to two employees who are not executive officers. No awards were made to directors who are not executive officers.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AMEND THE
LTIP.

     The material features of the LTIP, assuming approval of the amendments, are outlined below.

ADMINISTRATION

     The LTIP is administered by the Compensation Committee of the Board of Directors of the Company consisting of not less than three members of the Board of Directors. All members of the Compensation Committee are required to be "non-employee directors" as defined in Rule 16b-3 and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code. The Compensation Committee selects the participants and determines (i) when to grant a restricted stock award; (ii) the base price and the amount of Common Stock subject to each restricted stock award; and (iii) the vesting schedule of the award.

SHARES SUBJECT TO THE PLAN

     The stock subject to the LTIP may be unissued shares of Common Stock or shares of issued Common Stock held in the Company's treasury, or both. No individual may receive awards for over 1,000,000 shares of Common Stock over the life of the LTIP.

GRANTS OF AWARDS

     The LTIP provides opportunities for participants to earn shares of the Company's Common Stock if performance goals and continued employment requirements are met. The LTIP operates over a five-year performance period. Under the LTIP, each participant is granted a contingent allocation of shares which can be earned during the five-year performance period. The size of the participant's total share allocation is established to provide a long-term incentive opportunity which is competitive with the practices of a cross-section of U.S. industrial companies.

     The LTIP requires stock appreciation to earn awards. The share allocation is earned in increments for each 20% increase in the average stock price (with the average calculated over 20 consecutive trading days) over the base price set by the Compensation Committee. Accordingly, the stock price must double during a five-year period for the full allocation to be earned. If the share allocation is not fully earned during the performance period, any unearned shares are forfeited. When an increment of the share allocation is earned, it is awarded in the form of restricted stock which carries a vesting period as determined by the Compensation Committee. Absent any action by the Compensation Committee to the contrary, when an increment of the share allocation is earned, it will be awarded in the form of restricted stock which will carry a five-year vesting period. Under such vesting period, one-third of each award vests on the last day of the 36th, 48th, and 60th month, respectively, after each award is earned. The Compensation Committee has discretionary authority to alter the normal vesting period relating to any participant's award of restricted shares. During the vesting period, participants receive any dividends issued on their restricted shares and have full voting rights, but they may not sell, transfer, pledge or otherwise dispose of such shares, provided, however, that during the vesting period participants may transfer all or any portion of their restricted shares to a revocable living trust primarily for the benefit of a participant, an irrevocable trust in which the participant is the settlor, or a partnership in which the participant is a general partner or a partnership in which the participant controls the general partner.

     The ultimate value of the restricted stock is determined by the stock price at the end of the vesting period. During the vesting period, the earned awards of restricted stock are forfeitable upon voluntary termination of employment prior to age 65 or upon termination of employment by the Company for "cause." Upon retirement, at no earlier than age 65, awards earned on or prior to that date immediately vest to the benefit of the participant. The LTIP is structured to ensure that stockholders will realize a significant return on their investment before participants realize any financial gain from the awards.

CASH BONUS AWARDS

     When the restricted shares are vested, a cash payment designed to satisfy a portion of the federal and state income tax obligations of the participant is made by the Company to the participant. The cash payment is be an amount equal to 40% of the value of the vested shares on the date the stock award is earned. The payment is provided to remove the necessity for the executive to sell a significant portion of the stock earned under the LTIP to pay taxes. The value of the tax payments is considered in determining the appropriate size of the participants' share allocations.

ADJUSTMENTS

     The Compensation Committee may adjust the number of shares of Common Stock under the LTIP at any time to reflect any change in the outstanding shares of Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company. With respect to outstanding awards, such adjustment shall be made such that the participant shall be made whole and suffer no dilution as a result of any change.

CHANGE OF CONTROL

     In the event of a Change of Control (as defined in the LTIP), the Company will require any successor to fulfill the terms and conditions of the LTIP in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Further, effective with the Change in Control, the participants will be immediately vested for all shares earned under the LTIP.

TERMINATION AND AMENDMENT

     Unless sooner terminated by the Board of Directors, the LTIP will terminate on December 14, 2003. The termination or any amendment of the LTIP may not impair or adversely affect the rights of holders of outstanding awards, without the consent of the participants. If the proposed amendments to the LTIP are approved by the stockholders, the Board of Directors will be able to amend the LTIP without stockholder approval except to the extent that any such amendment fails to comply with any applicable provision of the Internal Revenue Code, ERISA or the rules of the NYSE or causes the LTIP to fail to be treated as qualified performance-based compensation under applicable Treasury Regulations.

TRANSFER RESTRICTIONS

     An employee shall have no right to sell, assign, transfer, pledge or otherwise dispose of or encumber any interest in any right to receive shares of Common Stock granted under the LTIP except by will or the laws of descent and distribution, and, if an employee earns any shares of Common Stock during the first six months of any five-year performance period, the employee shall hold (within the meaning of Rule 16b-3 of the Exchange Act) such stock at least until the end of such six month period. A participant under the LTIP shall, however, have the right to transfer all or any portion of his restricted shares to any of the following: a revocable living trust primarily for the benefit of the participant, an irrevocable trust in which the participant is the settlor, a partnership in which the participant is a general partner or a partnership in which the participant controls the general partner.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences associated with awards granted under the LTIP. This summary is based on the provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. It does not describe all federal income tax consequences under the LTIP, nor does it describe state or local tax consequences.

     Restricted Stock Awards. An individual receiving an award under the LTIP generally does not recognize taxable income on the date of grant of the award, as long as the stock covered by the award is subject to a substantial risk of forfeiture. However, the individual must generally recognize ordinary income at the time the restricted stock awards vest based upon the fair market value of the Common Stock on the date of vesting. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of Common Stock are held. The Company generally is entitled to a deduction at the same time and in the same amount as the taxable income recognized by the individual when the restricted stock award vests.

     Dividends on Restricted Stock. Any dividends paid on restricted stock are taxable to the individual recipient, and are deductible by the Company, as ordinary compensation when paid, if no election has been made with respect to such stock pursuant to Section 83(b) of the Internal Revenue Code.

     Cash Bonus Awards. An individual receiving a cash bonus award under the LTIP must recognize ordinary income upon receipt of the award. The cash bonus award is deductible by the Company in the year that the income is recognized by the individual.

                               PROPOSAL NUMBER 3

                       AMENDMENT OF THE AGCO CORPORATION
                   NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

     The Board of Directors and the stockholders of the Company approved the Director Plan, effective December 14, 1994. The Director Plan is designed to enhance the Company's long-term growth and financial performance by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors. The Director Plan is structured to enable nonemployee directors to participate in the Company's growth and to link their personal interests to those of Company stockholders. Nonemployee directors of the Company, currently seven directors, are eligible to receive awards under the Director Plan.

     Currently, the Board in its discretion may modify or amend the Director Plan without the approval of the stockholders unless such amendment (i) materially increases the number of shares which may be issued under the Director Plan, (ii) materially increases benefits accruing to participants under the Director Plan, or (iii) materially modifies the eligibility requirements of the Director Plan. The Board of Directors has approved and recommends that the stockholders approve an amendment to the Director Plan to delete the requirement that stockholders approve any amendments to the Director Plan. Any amendments to the Director Plan must still comply with the applicable provisions, if any, of the Internal Revenue Code and ERISA and the rules of the NYSE. Most significantly, under current NYSE rules, an amendment to the Director Plan which increases the number of shares authorized for issuance under the Director Plan would require the approval of the Company's stockholders.

     The Director Plan currently operates on three-year performance periods. All of the shares which were awarded to nonemployee directors pursuant to the Director Plan were earned on or before April 23, 1996, which was before the end of the three-year performance periods for which the shares were awarded. On April 24, 1996, the Board approved the award of an additional 2,000 shares to each nonemployee director, which shares can be earned during a new three-year performance period. The award of the additional shares under the Director Plan and the beginning of a new three-year performance period are subject to stockholder approval of the amendment to the Director Plan described above. Upon approval of such amendment, the Board intends to confirm the award of shares to each nonemployee director effective as of April 24, 1996.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting for this proposal will be required to approve the amendment to the Director Plan.

     The number of shares which will be awarded to the nonemployee directors under the Director Plan is not currently determinable. Information regarding past awards of shares to directors of the Company under the Director Plan is described below under the heading "-- Grants of Awards."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AMEND THE DIRECTOR PLAN.

     The material features of the Director Plan, assuming approval of the amendment, are outlined below.

ADMINISTRATION

     The Director Plan is administered by the Compensation Committee of the Board of Directors of the Company consisting of not less than three members of the Board of Directors. The Compensation Committee has the authority to construe the Director Plan and all awards granted under it, to prescribe, amend and rescind rules and regulations relating to the Director Plan and to make all other determinations necessary or advisable for administering the Director Plan. Any action taken by the Compensation Committee with respect to the administration of the Director Plan which would result in the Director Plan ceasing to be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act shall be null and void.

SHARES SUBJECT TO THE PLAN

     A total of 100,000 shares of Common Stock may be issued pursuant to the terms of the Director Plan. The stock subject to the Director Plan may be unissued shares or shares of issued stock held in the Company's treasury, or both.

GRANTS OF AWARDS

     The Director Plan provides opportunities for nonemployee directors to earn shares of the Company's Common Stock if stock appreciation goals are met. The Director Plan operates on three-year performance periods. Under the Director Plan, each nonemployee director will be awarded the right to receive 2,000 shares of Common Stock which can be earned during each three-year performance period in effect for that participant. The first three-year performance period for nonemployee directors then serving began on December 14, 1994. For new nonemployee directors who are elected subsequent to that date, the three-year performance period begins on the date that he or she is elected. At the end of each three-year performance period, each continuing nonemployee director will be awarded a right to receive an additional 2,000 shares of Common Stock which can be earned during an additional three-year period.

     The Director Plan requires stock appreciation to earn awards. The awarded shares are earned in increments for each 15% increase in the average stock price (with the average calculated over 20 consecutive trading days) over the base price. Accordingly, the stock price must increase 60% for the full award to be earned. When an increment of the awarded shares are earned, the shares are issued to the participant in the form of restricted stock which vest 12 months after the last day of the three-year performance period. In the event of departure from the Company's Board of Directors for any reason, all earned awards vest. If the awarded shares are not fully earned before the end of the three-year performance period or before the participant's departure from the Board of Directors for any reason, whichever comes first, any unearned awards are forfeited. During the vesting period, participants receive any dividends issued on their restricted shares and have full voting rights, but they may not sell, assign, transfer, pledge or otherwise dispose of such shares. The ultimate value of the restricted stock is determined by the stock price at the end of the vesting period.

     Effective December 14, 1994, 2,000 shares each were awarded to Messrs. Claycamp, Johnston, Kaine, McDowell, Mechem, Richard and Robinson to be earned during a three-year performance period ending December 13, 1997. On April 26, 1995, 2,000 shares each were awarded to Messrs. Fike and Johanneson to be earned during a three-year performance period ending April 25, 1998. All shares of each such award were earned under the terms of the Director Plan and will vest to the participants as described above. A total of 100,000 shares of Common Stock are reserved for issuance pursuant to the Director Plan. At December 31,

1996, 19,000 shares (which excludes the shares granted in April 1996) had been awarded to plan participants, leaving 81,000 shares which may be issued pursuant to the plan.

     The Director Plan is structured to ensure that stockholders will realize a significant return on their investment before participants realize any financial gain from the awards.

CASH BONUS AWARDS

     When the restricted shares are earned, a cash payment designed to satisfy a portion of the federal and state income tax obligations of the participant is then payable by the Company to the participant. The cash bonus award shall be an amount equal to 40% of the value of the vested shares on the date the stock award is earned and will be paid on the last day of the calendar year in which the awarded shares are earned. Such value shall be determined using the closing price for a share of Common Stock as reported in the record of composite transactions for the New York Stock Exchange on the date the awarded shares are earned. The tax payment is provided to remove the necessity for the nonemployee director to sell a significant portion of the stock earned under the Director Plan to pay taxes.

ADJUSTMENTS

     The aggregate number of shares of Common Stock for which awards may be granted to nonemployee directors participating under the Director Plan and the number of shares covered by each outstanding award, shall be adjusted on the same basis as other shares of Common Stock to reflect any change in the outstanding shares of Common Stock through merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting shares of Common Stock.

TERMINATION AND AMENDMENT

     Unless sooner terminated by the Board of Directors, the Director Plan will terminate on December 14, 2006. If the proposed amendments to the Director Plan are approved by the stockholders, the Board of Directors will be able to amend the Director Plan without stockholder approval except to the extent that any such amendment fails to comply with any applicable provision of the Internal Revenue Code, ERISA or the rules of the NYSE.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences associated with awards granted under the Director Plan. This summary is based on the provisions of the Internal Revenue Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. It does not describe all federal income tax consequences under the Director Plan, nor does it describe state or local tax consequences.

     Restricted Stock Awards. A participant receiving an award under the Director Plan does not recognize taxable income on the date of grant of the award. A participant will ordinarily recognize taxable income on the date he or she earns an award of shares based on the fair market value of the Common Stock on the date the award is earned, and the Company is entitled to a tax deduction at the same time and in the same amount. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of Common Stock are held.

     Cash Bonus Awards. An individual receiving a cash bonus award under the Director Plan must recognize ordinary income upon receipt of the award. The cash bonus award is deductible by the Company in the year that the income is recognized by the individual.

                               PROPOSAL NUMBER 4

                    AMENDMENT OF THE 1991 STOCK OPTION PLAN

     On September 18, 1991, the Company adopted, and the stockholders approved the Option Plan providing for the grant to directors, key employees and consultants of the Company and its subsidiaries of options to purchase shares of Common Stock of the Company, which options may be qualified as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code or nonqualified options. Only key employees may be granted incentive stock options under the Option Plan.

     Currently, the Board in its discretion may amend the Option Plan without the approval of the stockholders unless such amendment (i) increases the number of shares reserved for options under the Option Plan; (ii) modifies the requirements as to eligibility for participation in the Option Plan; (iii) reduces the exercise price of any incentive stock option granted under the Option Plan below 100% of the fair market value of the shares subject to the option; or (iv) materially increase benefits accruing to participants under the Option Plan. The Board of Directors has approved and recommends that the stockholders approve an amendment to the Option Plan to delete the requirement that stockholders approve any amendments to the Option Plan. Any amendments to the Option Plan must still comply with the applicable requirements, if any, of the Internal Revenue Code and ERISA and the rules of the NYSE and not cause the options granted under the Option Plan to fail to be treated as qualified performance-based compensation under applicable Treasury Regulations. Most significantly, under current NYSE rules, applicable Treasury Regulations and
Section 422 of the Internal Revenue Code, an amendment to the Option Plan which increases the number of shares authorized for issuance under the Option Plan would require the approval of the Company's stockholders. The Board of Directors has also approved and recommends that the stockholders approve an amendment to the Option Plan to limit the number of shares which may be subject to options granted to any individual under the Option Plan to 250,000 shares.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting for this proposal will be required to approve the amendments to the Option Plan.

     The number of stock options that will be awarded to the Company's executive officers, senior managers and employees in the future pursuant to the Option Plan is not currently determinable. The Company did not grant any stock options pursuant to the Option Plan during the fiscal year ended December 31, 1996 to any of the Company's Chairman, Chief Executive Officer, the other four most highly compensated executive officers of the Company or the other executive officers of the Company. In 1996, however, 229,720 options were granted to 137 employees, including certain current officers who are not executive officers.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AMEND THE OPTION PLAN.

     The material features of the Option Plan, assuming approval of the amendment, are outlined below.

ADMINISTRATION

     The Option Plan is administered by the Compensation Committee of the Board of Directors, which selects the optionees and determines (i) the amount of Common Stock subject to each option, (ii) the vesting schedule of the option,
(iii) the exercise price (which, in the case of the incentive stock options, cannot be less than 100% of the estimated fair market value at the date of grant), and (iv) the duration of the option (which, in the case of incentive stock options, cannot exceed 10 years from the date of grant). The Compensation Committee also has authority to construe and amend the Option Plan and all options granted under it, to prescribe, amend and rescind rules and regulations relating to the Option Plan, to determine the terms and provisions of the options granted under the Option Plan (which need not be identical) and to make all other determinations necessary or advisable for administering the Option Plan.

TERMINATION AND AMENDMENT

     Unless sooner terminated by the Board of Directors, the Option Plan will terminate on September 17, 2001. If the proposed amendments to the Option Plan are approved by the stockholders, the Board of

Directors will be able to amend the Option Plan without stockholder approval except to the extent that any such amendment fails to comply with any applicable provision of the Internal Revenue Code, ERISA or the rules of the NYSE or causes the Option Plan to fail to be treated as qualified performance-based compensation under applicable Treasury Regulations.

ELIGIBILITY AND EXERCISE PLAN

     Options may be granted under the Option Plan only to directors, key employees and consultants of the Company or any of its subsidiaries. As of March 1, 1997, 150 individuals held options granted under the Option Plan. In the case of incentive stock options, if the aggregate fair market value (valued on the date of the grant of the option) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year exceeds $100,000, any options which otherwise qualify as incentive stock options to the extent of the excess will be treated as nonqualified options.

     In granting an option, the Compensation Committee will designate whether the option is an incentive stock option or a non-qualified stock option and fix the number of shares of the Company's Common Stock that the grantee may purchase on exercise of the option and the price at which the shares may be purchased. In the case of any incentive stock option, such price may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant of the option, except that in the event of any optionee who owns 10% or more of the total combined voting power of all classes of stock of the Company (using the attribution of stock ownership rules of Section 424(b) of the Internal Revenue
Code), the option price shall not be less than 110% of the fair market value of the Company's Common Stock on the date of grant of the option and such option must be exercised on or before the fifth anniversary date of the grant of the option.

STOCK SUBJECT TO THE STOCK OPTION PLAN

     As of March 1, 1997, 1,208,210 shares of Common Stock were reserved for issuance upon exercise of options previously granted under the Option Plan and 421,478 shares remained available for the grant of future options under such plan. If any option granted under the Option Plan for any reason expires or otherwise terminates without having been exercised in full, the stock not purchased under such option again becomes available for issuance under the Option Plan. The stock subject to the Option Plan may be unissued shares of Common Stock or shares of issued Common Stock held in the Company's treasury, or both. If the proposed amendments to the Option Plan are approved by the stockholders, no individual may receive options for more than 250,000 shares of Common Stock over the life of the Option Plan.

TERMS OF OPTIONS

     The Compensation Committee, in its discretion, may grant options under the Option Plan subject to such terms and conditions as the Compensation Committee deems consistent with the terms of the Option Plan and not inconsistent with applicable provisions of the Internal Revenue Code. The Compensation Committee shall determine when each option shall expire (to the extent not fully exercised), which date shall be no later than the tenth anniversary of the date the option is granted, and on what schedule such options shall be exercised. Upon exercise of an option, the holder must make payment in full of the option price for the shares of the Company's Common Stock purchased in cash or in the equivalent fair market value of shares of Common Stock.

     All options are nontransferable other than by will or the laws of descent and distribution, and incentive stock options are exercisable during the lifetime of the optionee only while the optionee is in the employ of the Company or within three months (one year in the case of disability) after termination of employment. If an optionee dies, the option is exercisable not later than one year from the date of death to the extent the optionee was entitled to exercise the option on the date of death. The Company receives no consideration for the grant of the options to optionees other than the services of the optionees to the Company.

FEDERAL INCOME TAX CONSEQUENCES

     Nonqualified Options. An individual receiving a nonqualified option under the Option Plan does not recognize taxable income on the date of grant of the option, assuming (as is usually the case with plans of this type) that the option does not have a readily ascertainable fair market value at the time it is granted. However, the individual must generally recognize ordinary income at the time of exercise of the nonqualified option in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The amount of ordinary income recognized by an individual is deductible by the Company in the year that the income is recognized by the individual. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of Common Stock are held.

     Incentive Stock Options. An optionee who is granted an incentive stock option under the Option Plan does not recognize taxable income either on the date of grant or on the date of its timely exercise. However, the excess of the fair market value of the Common Stock received upon the exercise of the incentive stock option over the option exercise price is includable in the optionee's alternative minimum taxable income and may be subject to the alternative minimum tax ("AMT"). For AMT purposes only, the basis of the Common Stock acquired by the exercise of an incentive stock option is increased by the amount of such excess.

     Upon the disposition of the Common Stock acquired upon exercise of an incentive stock option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price (except that for AMT purposes, the gain or loss would be the difference between the sales price and the optionee's basis increased as described in the preceding paragraph), provided that the optionee has not disposed of the Common Stock within two years after the date of grant or within one year from the date of exercise. If the optionee disposes of the Common Stock without satisfying both holding period requirements (a "Disqualifying Disposition"), the optionee will generally recognize ordinary income at the time of such Disqualifying Disposition to the extent of the lesser of (i) the difference between the exercise price and the fair market value of the Common Stock on the date the incentive stock option is exercised or (ii) the difference between the exercise price and the amount realized on such Disqualifying Disposition. Any remaining gain or any net loss is treated as a short-term or long-term capital gain or loss, depending upon the length of time that the Common Stock is held. Unlike the case in which a nonqualified option is exercised, the Company is not entitled to a tax deduction upon either the timely exercise of an incentive stock option or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

                                 OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors and the amendments of the LTIP, the Director Plan and the Option Plan. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

                       PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth certain information as of March 14, 1997 regarding persons or groups known to the Company who are, or may be deemed to be, the beneficial owner of more than five percent of the Company's Common Stock.

NAME AND ADDRESS                                                 AMOUNT AND NATURE        PERCENT
OF BENEFICIAL OWNER                                           OF BENEFICIAL OWNERSHIP   OF CLASS(1)
-------------------                                           -----------------------   -----------
Pioneering Management Corporation(2)........................         5,233,640              8.4%
  60 State Street
  Boston, Massachusetts 02109
Janus Capital Corporation(3)................................         3,371,475              5.4%
Thomas H. Bailey(3).........................................         3,371,475              5.4%
Janus Fund(3)...............................................         3,176,600              5.1%
  100 Fillmore Street
  Denver, Colorado 80206-4923
American Express Company(4).................................         3,355,344              5.4%
  American Express Tower
  200 Vesey Street
  New York, New York 10285
American Express Financial Corporation(4)...................         3,355,344              5.4%
  IDS Tower 10
  Minneapolis, MN 55440

---------------

(1) Based on 62,458,886 shares of common stock outstanding on March 14, 1997.
(2) The shares listed as beneficially owned by Pioneering Management Corporation ("Pioneering") are the total number of shares held as of December 31, 1996 in its capacity as investment advisor. Pioneering has sole voting power with respect to all 5,233,640 shares, sole dispositive power with respect to 319,640 of the shares and shared dispositive power with respect to 4,914,000 of the shares. The information regarding Pioneering is presented in reliance upon a Schedule 13G filed by Pioneering with the Commission on or about January 9, 1997.
(3) The shares listed as beneficially owned by Janus Capital Corporation ("Janus") are the total number of shares held as of December 31, 1996 in its capacity as investment advisor, and Janus disclaims beneficial ownership of such shares. Such shares are deemed to be beneficially owned by Mr. Bailey in his capacity as President and Chairman of the Board of Janus, and Mr. Bailey disclaims beneficial ownership of such shares. The Janus Fund (together with Janus and Mr. Bailey, the "Janus Group") is an investment company and is one of the managed portfolios to which Janus provides investment advice. Janus and Mr. Bailey each has shared voting power and shared dispositive power with respect to all of the 3,371,475 shares beneficially owned by them. The Janus Fund has shared voting power and shared dispositive power with respect to the 3,176,600 shares beneficially owned by it. The information regarding the Janus Group is presented in reliance upon a Schedule 13G filed by the Janus Group with the Commission on or about February 10, 1997.
(4) The shares listed as beneficially owned by the American Express Company ("AMEX") are the total number of shares held as of December 31, 1996 in its capacity as the parent holding company of American Express Financial Corporation ("AMEX Financial"), and AMEX disclaims beneficial ownership of such shares. The shares listed as beneficially owned by AMEX Financial are the total number of shares held as of December 31, 1996 in its capacity as investment advisor. AMEX and AMEX Financial each have shared voting power with respect to 1,050,594 of the shares and shared dispositive power with respect to all 3,355,344 of the shares. The information regarding AMEX and AMEX Financial is presented in reliance upon a Schedule 13G filed by AMEX and AMEX Financial with the Commission on or about January 31, 1996.

     The following table sets forth certain information as of March 14, 1997 with respect to the beneficial ownership of the Company's Common Stock by the Company's directors, Chairman, Chief Executive Officer and the other four most highly compensated executive officers of the Company and all executive officers and directors as a group. Unless otherwise indicated in the footnotes, each such individual has sole voting and investment power with respect to the shares set forth in the table.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT OF
NAME OF BENEFICIAL OWNER                                      OWNERSHIP(1)(2)(3)    CLASS(4)
------------------------                                      ------------------   ----------
Robert J. Ratliff(5)........................................         890,202          1.4%
Henry J. Claycamp...........................................          19,548            *
William H. Fike.............................................           5,000            *
Gerald B. Johanneson........................................           5,000            *
Richard P. Johnston(6)......................................         129,900            *
J. Patrick Kaine............................................          23,860            *
Alan S. McDowell(7).........................................          59,156            *
Charles S. Mechem, Jr.......................................          79,014            *
Hamilton Robinson, Jr.(8)...................................          74,354            *
John M. Shumejda............................................         344,428            *
J-P Richard.................................................          12,190            *
James M. Seaver(9)..........................................         247,928            *
Daniel H. Hazelton..........................................         165,000            *
All executive officers and directors as a group (26
  persons)..................................................       2,860,940          4.6%

---------------

  * Less than one percent.
(1) Includes shares which may be purchased upon exercise of options which are exercisable as of March 14, 1997 or become exercisable within 60 days thereafter, for the following individuals: Mr. Fike -- 2,000; Mr.
    Johanneson -- 3,000; Mr. Ratliff -- 9,000; Mr. Richard -- 3,090; Mr.
    Seaver -- 9,600; executive officers and directors as a group -- 103,246.
(2) Includes the following numbers of restricted shares of the Company's Common Stock earned under the Long-Term Incentive Plan by the following individuals: Mr. Shumejda -- 314,000; Mr. Seaver -- 182,500; Mr.
    Hazelton -- 155,000; all executive officers and directors as a group -- 1,191,500.
(3) Includes the following numbers of restricted shares of the Company's Common Stock earned under the Nonemployee Director Stock Incentive Plan by the following individuals: Mr. Claycamp -- 2,000; Mr. Fike -- 2,000; Mr. Johanneson -- 2,000; Mr. Johnston -- 2,000; Mr. Kaine -- 2,000, Mr.
    McDowell -- 2,000; Mr. Mechem -- 2,000; Mr. Richard -- 2,000, Mr.
    Robinson -- 2,000; all executive officers and directors as a group -- 18,000.
(4) Any securities not outstanding which are subject to options which are exercisable as of March 14, 1997 or become exercisable within 60 days thereafter are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person. Based on 62,458,886 shares of Common Stock outstanding on March 14, 1997.
(5) Includes 2,742 shares of Common Stock owned by Mr. Ratliff's wife, 200,000 shares of Common Stock beneficially owned by Mr. Ratliff as trustee of the Robert J. Ratliff Charitable Remainder Unitrust and 678,360 shares of Common Stock owned by a family limited partnership of which Mr. Ratliff controls the general partner. Mr. Ratliff disclaims beneficial ownership of these shares.
(6) Includes 102,756 and 48,244 shares of Common Stock beneficial owned by Mr. Johnston as trustee of the Johnston Family Unitrust #1 and Johnston Family Unitrust #2, respectively.
(7) Includes 7,156 shares of Common Stock held in trust for the benefit of Mr. McDowell's children as to which Mr. McDowell disclaims beneficial ownership and 50,000 shares of Common Stock owned by a family limited partnership of which Mr. McDowell is the general partner as to which Mr. McDowell disclaims beneficial ownership.

(8) Includes 1,500 shares of Common Stock owned by Mr. Robinson's wife as to which Mr. Robinson disclaims beneficial ownership.
(9) Includes 34,000 shares of Common Stock beneficially owned by Mr. Seaver as trustee of the Seaver Family Charitable Trust.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the years ended December 31, 1996, 1995 and 1994, the cash and noncash compensation paid to or earned by the Chairman, the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for the last completed fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                    ANNUAL COMPENSATION                    AWARDS
                       ----------------------------------------------   ------------
                                                         OTHER ANNUAL    RESTRICTED     ALL OTHER
      NAME AND                                           COMPENSATION   STOCK AWARDS   COMPENSATION
 PRINCIPAL POSITION    YEAR   SALARY($)    BONUS($)(3)      ($)(4)         ($)(5)         ($)(6)
 ------------------    ----   ----------   -----------   ------------   ------------   ------------
Robert J. Ratliff --   1996   $1,000,000    $     --       $285,212      $1,816,313     $3,957,717
  Chairman             1995      687,498     312,500         66,857       4,703,063        184,166
                       1994      414,996     514,996         20,000       2,886,469         12,450
J-P Richard(1) --      1996       60,899     300,000             --              --          1,827
  President and Chief  1995           --          --             --              --             --
  Executive Officer    1994           --          --             --              --             --
Allen W. Ritchie(2) -- 1996      400,000     400,000             --       2,034,270      4,093,411
  President,           1995      300,000     300,000         57,256       2,961,188        141,527
  Corporate
  Finance and          1994      239,100     314,100             --       1,817,406          7,173
  Administration
John M. Shumejda --    1996      350,000     376,617             --       1,671,008        121,703
  Executive Vice       1995      300,000     300,000             --       3,309,563        130,816
  President,           1994      246,000     266,000             --       2,031,219         27,179
  Technology and
  Manufacturing
James M. Seaver --     1996      247,925     266,767             --       1,380,398         92,438
  Executive Vice       1995      197,766     151,439             --       1,741,875         34,251
  President, Sales     1994      163,968      78,704             --       1,069,063         21,515
  and Marketing
Daniel H. Hazelton --  1996      181,050      76,765             --         581,220         15,247
  Vice President,      1995      178,050      70,437        115,142       1,741,875         14,151
  Sales, North         1994      156,600      72,976             --       1,069,063          4,698
     America

---------------

(1) Mr. Richard was named Chief Executive Officer on November 15, 1996.
(2) Mr. Ritchie resigned from the Company in January 1997. See "Employment Agreements and Termination Arrangements."
(3) For Messrs. Ratliff, Ritchie, Shumejda, Seaver and Hazelton, bonus includes payments of bonuses earned under the Company's Management Incentive Compensation Plan which are made in the subsequent fiscal year. Under the terms of Mr. Ratliff's employment contract, effective August 15, 1995, Mr. Ratliff no longer participates in the Company's Management Incentive Compensation Plan. Mr. Ratliff's bonus for 1995 represents incentive compensation earned under the Company's Management Incentive Compensation Plan through August 15, 1995. Mr. Ratliff's 1994 bonus includes a special bonus in the amount of $100,000. Mr. Richard's 1996 bonus represents a signing bonus paid upon being named Chief Executive Officer in November 1996. Mr. Ritchie's 1994 bonus includes a special bonus in the amount of $75,000. Mr. Shumejda's 1994 bonus includes a special bonus in the amount of $20,000.
(4) Other Annual Compensation for Mr. Ratliff in 1996 and 1995 includes estate planning consulting by third parties totalling $217,336 and $50,000, respectively, and, for 1994, consisted of four quarterly payments of $5,000 each in lieu of participation in a deferred compensation plan. These payments were discontinued under the terms of Mr. Ratliff's employment contract, effective August 15, 1995. Other Annual Compensation for Mr. Ritchie in 1995 includes estate planning consulting by third parties totalling $50,000. Other Annual Compensation received by Mr. Hazelton in 1995 consisted of relocation expenses and a related tax equalization payment totalling $115,142.
(5) Restricted Stock Awards represents the value as of the date restricted shares of Common Stock of the Company were earned pursuant to the LTIP. At December 31, 1996, the number and value of the aggregate shares of restricted Common Stock earned and beneficially held by each of the participants named above pursuant to the LTIP were as follows: Mr. Shumejda, 342,500 shares with a value of $9,804,063; Mr. Ritchie, 325,000 shares with a value of $9,303,125; Mr. Seaver, 197,500 shares with a value of $5,653,438; and Mr. Hazelton, 170,000 shares with a value of $4,866,250. Awards earned under the LTIP by Mr. Ratliff vested on August 15, 1996. Awards earned by Mr. Ritchie under the LTIP vested upon his resignation from the Company in January 1997.
(6) All Other Compensation includes the following: (i) the value of the benefit to the executive officer for life insurance policies funded by the Company as follows: Mr. Ratliff -- $170,722; Mr. Ritchie -- $116,892; Mr.
    Shumejda -- $73,804; Mr. Seaver -- $57,535; Mr. Hazelton -- $9,797, (ii)
    contributions to the Company's 401(k) Savings Plan in the amount of $4,500 for Messrs. Ratliff, Shumejda, Ritchie, Seaver and Hazelton and $1,827 for Mr. Richard, and (iii) contributions to the Company's deferred compensation plan as follows: Mr. Ratliff -- $26,057; Mr. Shumejda -- $43,399; Mr. Ritchie -- $47,854; Mr. Seaver -- $30,403 and Mr. Hazelton -- $950, including interest with respect to such deferred compensation which exceeded 120% of the applicable federal long-term rate provided under Section 1274(d) of the Internal Revenue Code. All Other Compensation for Mr. Ratliff also includes a cash payment of $3,756,438 made pursuant to the terms of the LTIP and designed to satisfy a portion of the federal and state income tax obligations arising from the vesting of restricted stock awards in 1996 (an "LTIP Cash Bonus"). All Other Compensation for Mr. Ritchie also includes a severance payment of $1,200,000 accrued in 1996 related to his resignation from the Company in January 1997 and an LTIP Cash Bonus of $2,724,165 accrued in 1996 related to restricted stock awards earned under the LTIP which vested in January 1997 upon his resignation.

STOCK OPTIONS

     The Company did not grant any stock options pursuant to the Company's Option Plan during the fiscal year ended December 31, 1996 to any of the Named Executive Officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options exercised during the last fiscal year and the unexercised options held as of the end of the fiscal year under the Company's Option Plan for the Named Executive Officers.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR-END OPTION
                                     VALUES

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                         SHARES                          DECEMBER 31, 1996 (#)        DECEMBER 31, 1996($)(2)
                       ACQUIRED ON       VALUE        ---------------------------   ---------------------------
        NAME           EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -----------   --------------   -----------   -------------   -----------   -------------
Robert J. Ratliff        51,510        $1,260,965        9,000             --       $  235,125      $     --
J-P Richard                  --                --        3,090          2,060           43,245        28,830
Allen W. Ritchie          6,000           124,500           --             --               --            --
John M. Shumejda          6,000           126,750           --             --               --            --
James M. Seaver              --                --        9,600             --          250,800            --
Daniel H. Hazelton        4,800            99,600           --             --               --            --

---------------

(1) Based on the difference between the fair market value of the Company's Common Stock at the date of exercise, less the exercise price.
(2) Based on the market price of the Company's Common Stock on December 31, 1996 ($28.625), less the exercise price of "in-the-money" options.

EMPLOYMENT CONTRACTS

     The Company has entered into employment contracts with Messrs. Ratliff, Richard, Shumejda, Seaver and Hazelton. The employment contracts provide for base salaries at the following rates per annum: Mr. Ratliff -- $1,000,000; Mr. Richard -- $500,000; Mr. Shumejda -- $350,000; Mr. Seaver -- $300,000; and Mr.
Hazelton -- $192,600. Mr. Ratliff's contract, dated August 15, 1995, is for an eight year term. Mr. Richard's contract, dated November 18, 1996, is for a five year term. See "Compensation of the Chief Executive Officer" under the heading "Compensation Committee Report on Executive Compensation" for additional details on Mr. Ratliff's and Mr. Richard's contracts. Mr. Shumejda's contract, dated January 1, 1996, and Mr. Seaver's contract, dated February 1, 1996, are for a ten year and five year term, respectively. Mr. Hazelton's employment contract is for a three year term which currently expires in 1999. Mr. Hazelton's contract contains an annual automatic one year extension unless the Company gives written notification to the contrary.

     With the exception of Mr. Ratliff's contract, in addition to the specified base salary, the employment contracts provide that each officer shall be entitled to participate in or receive benefits under the Company's Management Incentive Compensation Plan. See "Compensation Committee Report on Executive Compensation." The contracts further provide that each officer will be entitled to participate in stock incentive plans, employee benefit plans, life insurance arrangements and any arrangement generally available to senior executive officers of the Company, including certain fringe benefits. The employment contracts discussed above provide for the payment of certain benefits in the event of a change of control (as defined therein) of the Company.

     In connection with Mr. Ritchie's resignation from the Company in January 1997, the Company entered into an agreement whereby Mr. Ritchie's employment contract was terminated. The agreement provided for Mr. Ritchie to receive a severance payment of $1.2 million and for the acceleration of the vesting of all restricted stock earned under the LTIP.

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND

EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of non-employee directors. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's compensation plans and policies for the Company's executive officers as well as the Board of Directors. In carrying out this responsibility, the Compensation Committee approves the design of all compensation plans applicable to executive officers and directors, reviews and approves performance goals, establishes award opportunities, approves incentive award payouts, oversees the ongoing operation of the various plans and makes recommendations to the Board regarding certain of these matters. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the base salaries to be paid to the Chairman of the Board, the Chief Executive Officer and each of the other executive officers as well as directors of the Company. The Compensation Committee also, in conjunction with the Board, reviews compensation policies applicable to executive officers as well as directors and considers the relationship of corporate performance to that compensation. The Compensation Committee has available to it an outside compensation consultant and access to independent compensation data.

EXECUTIVE OFFICER COMPENSATION POLICIES

     The objectives of the Company's executive compensation program are to:

     - Support the achievement of desired Company performance.

     - Provide compensation that will attract and retain superior talent and reward performance.

     - Align the executive officers' interests with the success of the Company by placing a portion of compensation at risk with payout being dependent upon corporate performance and appreciation in the price of the Company's Common Stock.

     Effective January 1, 1994, Section 162(m) of the Internal Revenue Code was enacted to disallow a corporate deduction for compensation in excess of $1,000,000 per year per individual paid to the Company's Chief Executive Officer and the other four most highly compensated officers, unless certain requirements are met. To the extent compensation is "performance-based", as defined by the Internal Revenue Code, it is excluded from compensation subject to the $1,000,000 cap on tax deductibility. The Committee's policy is to design and administer the Company's executive officer compensation program to comply with
Section 162(m) to the extent such compliance is practicable and in the best interests of the Company and its stockholders in order to minimize any loss of tax deductibility.

     The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation at a level that, in its judgment, is warranted by external, internal or individual circumstances.

     The Compensation Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. The Chairman of the Board, the Chief Executive Officer and the other Named Executive Officers are relatively substantial stockholders in the Company and are thus motivated to act on behalf of all stockholders to optimize overall Company performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's Executive Officer Compensation Program is comprised of base salary, incentive compensation in the form of an annual bonus plan, the stock option plan, the Company's Long-Term

Incentive Plan, and various benefits, including medical and savings plans which are generally available to employees of the Company.

  Base Salary

     Base salaries for the Company's key executive officers are established under employment contracts. The salaries are reviewed annually and are approved by the Compensation Committee. In determining base salaries, the Compensation Committee takes into consideration individual experience and performance as well as other circumstances particular to the Company. Base salary levels for the Company's executive officers are comparable to other companies of the same size and complexity. The Compensation Committee has periodically used information provided by independent consultants in evaluating base salary levels.

  Incentive Compensation

     The compensation policy of the Company, which was developed by the Compensation Committee, is that a substantial portion of the annual compensation of each officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, much of an executive officer's compensation is subject directly to annual bonus compensation measured against established corporate and individual performance goals. Under the Company's Management Incentive Compensation Plan (the "Management Incentive Compensation Plan"), bonuses are paid based on the executive officer's performance and the performance of the entire Company. The purpose of the Management Incentive Compensation Plan is to provide a direct financial incentive in the form of an annual cash bonus for the achievement of corporate and personal objectives. The corporate objectives are set at the beginning of each year and must comprise at least 50% of the individual's objective, with Messrs. Shumejda and Seaver's objectives for the year-ended December 31, 1996 based entirely upon corporate performance. For the year ended December 31, 1996, the corporate objectives under the Management Incentive Compensation Plan were based on achieving targets for net sales, operating income and operating cash flow. Personal performance objectives represent specific individual performance criteria agreed upon by the individual and the Chief Executive Officer. Incentive compensation bonus opportunities are expressed as percentages of the executive officers' base salaries. Each executive officers' award was reviewed and approved by the Compensation Committee. Effective August 15, 1995, pursuant to the terms of Mr. Ratliff's amended employment contract, Mr. Ratliff's participation in the Management Incentive Compensation Plan was discontinued.

     The incentive compensation under the Management Incentive Compensation Plan is variable and the Compensation Committee believes it is closely tied to corporate and individual performance in a manner that encourages continuing focus on maintaining profitability and building stockholder value.

     In addition, special incentive awards can be made based on extraordinary and unusual achievement as determined by the Compensation Committee. Such awards are subject to approval by the Board of Directors.

  Long-Term Incentive Plan

     The LTIP is established as the primary long-term incentive vehicle for senior management. While other managers and key employees are eligible to receive stock option grants, participants in the LTIP are not eligible to receive stock options under the stock option program. The plan is designed to encourage officers and key employees to seek ways to improve efficiencies, spend capital wisely, reduce debt and generate cash, all of which should combine to cause stock price appreciation.

     The LTIP provides opportunities for participants to earn shares of the Company's Common Stock if performance goals (measured solely by the increase in the price of the Common Stock) and continued employment requirements are met. The LTIP operates over a five-year performance period. Under the LTIP, each participant receives a contingent allocation of shares which can be earned during the specific five-year performance period. The size of the participant's total share allocation is based on the Compensation Committee's evaluation of the participant's ability to contribute to the Company's overall performance and is established to provide a long-term incentive opportunity which is competitive with the practices of a cross-section of U.S. industrial companies. If the share allocation is not fully earned during the performance period, any remaining opportunity is forfeited. The share allocation is earned in increments for each 20% increase in average stock price (with the average calculated over 20 consecutive trading days) over the base price established by the Compensation Committee. Accordingly, the stock price must double during a five-year period for the full allocation to be earned. When an increment of the share allocation is earned, it is awarded in the form of restricted stock which generally carries a five-year vesting period.

     The ultimate value of the restricted stock is determined by the stock price at the end of the vesting period. During the vesting period, the earned awards of restricted stock generally are forfeitable upon voluntary termination of employment prior to age 65 or upon termination of employment by the Company for "cause" (as defined in the LTIP). Thus, the LTIP requires stock price appreciation to earn awards; the earned awards are forfeitable over the vesting period, and the actual value of the award is determined by the stock price at the end of the vesting period. During the vesting period, participants receive dividends on their restricted shares and have full voting rights, but they may not sell, transfer, pledge or otherwise dispose of such shares, provided, however, that during the vesting period participants may transfer all or any portion of their restricted shares to a revocable living trust primarily for the benefit of a participant, an irrevocable trust in which the participant is the settlor, or a partnership in which the participant is a general partner or a partnership in which the participant controls the general partner. When the restricted shares vest, a cash payment designed to satisfy a portion of the federal and state income tax obligations which are then payable is paid by the Company to each participant. The tax payment is provided to remove the necessity for the executive to sell a significant portion of the stock earned under the LTIP to pay taxes. The value of the tax payments is considered in determining the appropriate size of the participant's share allocations.

  Stock Option Program

     The Company maintains a qualified Option Plan as a long-term incentive for executive officers and key managers which do not participate in the LTIP. The objectives of the Option Plan are similar to those of the LTIP in aligning executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return and enabling executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

     The qualified Option Plan authorizes the Compensation Committee to award stock options to executives and key managers based on outstanding performance and achievement. Options granted under the plan have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant and expire not later than ten years from the date of grant. Each recipient of such options is entitled to immediately exercise up to 20% of the options issued to such person and an additional 20% of such options vest in each subsequent year over each of the next four years. Awards are made at levels believed to be competitive with companies of comparable size and complexity.

  Deferred Compensation Plan

     The Company maintains a Deferred Compensation Plan for executive officers. The Company sets aside for Messrs. Shumejda and Seaver and certain other executive officers an additional 2 1/3% of each such executive's salary plus interest on the outstanding balance at 2% above the long-term bond index rate for each fiscal quarter during the term of the senior executive's employment agreement. In addition, the Company contributes amounts equal to 3% of the portion of the executive officer's base salary which exceeds $150,000. The plan allows all executive officers to defer a portion of their compensation which will earn interest at 2% above the long-term bond index rate. The individuals are entitled to receive the total amount of deferred compensation at the earlier of the end of the term of each of their employment contracts or the termination of their employment with the Company.

  Other Benefits

     The Company provides to executive officers medical benefits and retiree benefits in the form of contributions to a company sponsored 401(k) savings plan equal to 3% of base salary up to a base salary of $150,000 which is the maximum amount allowable under the IRS regulations. These benefits are comparable to those generally available to company employees. The Company also funds life insurance policies on behalf of its executive officers. The amount funded under the policies and the amount of insurance provided to the executive is commensurate with the executive's salary and level of responsibility. In addition, the Company enables its directors to participate in the Company's medical plans.

  Compensation of the Chairman of the Board and the Chief Executive Officer

     Mr. Ratliff served as Chairman of the Board and Chief Executive Officer until November 15, 1996, the date Mr. Richard was appointed Chief Executive Officer. Mr. Ratliff continues to serve as the Chairman of the Board under an employment contract dated August 15, 1995, which was approved by the Compensation and Executive Committees of the Board of Directors. Under the employment contract, Mr. Ratliff's compensation is principally comprised of a base salary and restricted stock awards which are tied to stock performance. Mr. Ratliff's total compensation was evaluated in comparison to a peer group of companies of similar size, complexity and performance.

     The employment contract provides Mr. Ratliff with a base salary of $1,000,000 per annum. The base salary reflects the discontinuance of Mr. Ratliff's participation in the Company's Management Incentive Compensation Plan and recognition of the Company's past performance and growth under Mr. Ratliff's leadership. During the past three years, the Company has grown substantially and established itself as one of the largest manufacturers and distributors of agricultural equipment in the world. In 1996, the Company continued to achieve strong financial results including record levels of net sales and income before extraordinary items which enhanced stockholder value and resulted in continued stock price appreciation.

     During 1996, Mr. Ratliff earned an award of 62,500 restricted shares of Common Stock of the Company pursuant to the LTIP. These restricted shares represented a portion of the 250,000 shares granted under the LTIP by the Compensation Committee as of July 26, 1995, which can be earned during a five-year performance period. The restricted shares were earned as a result of the Company's average common stock price (with the average calculated over 20 consecutive trading days) appreciating 40% over the established base price of $20.33. The value of such shares on the date such shares are earned is reflected as a restricted stock award in the Summary Compensation Table on page 18 of this Proxy Statement. For the remaining shares under the July 1995 grant to be fully earned by Mr. Ratliff, the stock price must reach an average of $40.67 for a 20-day period. Under the terms of Mr. Ratliff's employment contract, all restricted shares earned by Mr. Ratliff pursuant to the LTIP became fully vested when Mr. Ratliff reached age 65 and all future shares earned under the LTIP will vest immediately.

     In 1996, the Company made contributions to a life insurance policy on behalf of Mr. Ratliff. The value of the benefit related to such policy was estimated to be $170,722 and is included in the All Other Compensation column in the Summary Compensation Table on page 18 of this Proxy Statement.

     Mr. Richard was elected Chief Executive Officer on November 15, 1996. The compensation of Mr. Richard is established under an employment contract dated November 18, 1996, approved by the Board of Directors on November 13, 1996. Mr. Richard's compensation is principally comprised of a base salary of $500,000 per annum, participation in the Management Incentive Compensation Plan, and restricted stock awards which are tied to stock price appreciation. The total compensation established for Mr. Richard upon his appointment as Chief Executive Officer was determined based on Mr. Richard's experience and a comparison to a peer group of companies of similar size, complexity and performance. In 1996, Mr. Richard was paid a signing bonus of $300,000. In addition, effective November 15, 1996, Mr. Richard was granted a share allocation under the LTIP of 300,000 shares with a base price of $26.00. Mr. Richard's allocation can be earned over a five-year performance period in increments for each 20% increase in the average stock price over the base price. For the award to be fully earned by Mr. Richard, the stock price must reach an average of $52.00 for a 20-day period. All shares earned by Mr. Richard under the LTIP carry a five-year vesting period. The Company made an interest-free loan to Mr. Richard of $500,000, which matures on November 15, 2006, upon being named as Chief Executive Officer.

     The Compensation Committee believes that the executive officers compensation program is suited to retaining and rewarding executives who contribute to the success of the Company in achieving its business objectives and increasing stockholder value. The Company further believes that the program strikes an appropriate balance among the interests and needs of the Company, its stockholders and its executives.

          Compensation Committee

           William H. Fike
           Richard P. Johnston
           Alan S. McDowell

                               PERFORMANCE GRAPH

     The graph shown below is a line graph presentation of the Company's cumulative stockholder returns on an indexed basis as compared to the S&P Mid-Cap 400 Index and the S&P Machinery -- Diversified Index.

                       COMPARISON OF STOCKHOLDER RETURN*
               AMONG AGCO CORPORATION, S&P MID-CAP 400 INDEX AND
                       S&P MACHINERY -- DIVERSIFIED INDEX

        MEASUREMENT PERIOD                                                 S&P MACHINERY-
      (FISCAL YEAR COVERED)         AGCO CORPORATION    S&P MID-CAP 400      DIVERSIFIED
3/92                                              100                100                100
6/92                                               46                 97                 93
9/92                                               46                101                 96
12/92                                              75                113                 96
3/93                                              111                116                109
6/93                                              140                119                124
9/93                                              174                124                133
12/93                                             245                127                143
3/94                                              255                123                152
6/94                                              263                118                135
9/94                                              360                126                145
12/94                                             327                123                139
3/95                                              356                133                153
6/95                                              404                144                171
9/95                                              490                157                161
12/95                                             549                159                171
3/96                                              517                168                198
6/96                                              598                173                196
9/96                                              550                178                211
12/96                                             617                188                214

---------------

     * Assumes $100 invested in the Company's Common Stock as of April 16, 1992, the date of the Company's initial public offering. Assumes the investment of the same amount as of March 31, 1992 for the S&P Mid-Cap 400 Index and the S&P Machinery -- Diversified Index. This difference in the initial start date is due to the fact that the Company's Common Stock did not start trading publicly until mid-April. The Company believes that the net effect of this difference in start dates does not have a material effect on the performance graph. Total return includes reinvestment of dividends. Returns for the Company are not necessarily indicative of future performance.

                               EXECUTIVE OFFICERS

     The following table sets forth information as of March 1, 1997 with respect to each person who is an executive officer of the Company.

                       NAME                          AGE                    POSITIONS
                       ----                          ---   -------------------------------------------
Robert J. Ratliff..................................  65    Chairman of the Board
J-P Richard........................................  54    President and Chief Executive Officer
John M. Shumejda...................................  51    Executive Vice President, Technology and
                                                             Manufacturing
James M. Seaver....................................  50    Executive Vice President, Sales and
                                                           Marketing
Norman L. Boyd.....................................  53    Vice President, General Manager --
                                                             Europe/Middle East/Africa Distribution
Judith A. Czelusniak...............................  39    Vice President -- Corporate Relations
Larry W. Gutekunst.................................  59    Vice President -- Global Engineering
Daniel H. Hazelton.................................  58    Vice President -- Sales, North America
Dan Ioschpe........................................  32    Vice President, General Manager -- South
                                                             America Operations
Aaron D. Jones.....................................  51    Vice President -- Global
                                                             Manufacturing/Purchasing
Stephen D. Lupton..................................  52    Vice President -- Legal Services,
                                                           International
John G. Murdoch....................................  51    Vice President, General Manager -- North
                                                             America Distribution
William A. Nix III.................................  45    Vice President -- Treasurer
Chris E. Perkins...................................  34    Vice President and Chief Financial Officer
Bruce W. Plagman...................................  45    Vice President, General Manager -- North
                                                             America Operations
Dexter E. Schaible.................................  47    Vice President -- Global Product
                                                           Development
Patrick S. Shannon.................................  34    Vice President -- Director of Finance,
                                                             International
Michael F. Swick...................................  50    Vice President and General Counsel
Edward R. Swingle..................................  55    Vice President -- Parts, North America

     For a description of Messrs. Ratliff and Richard's business experience, see "Election of Directors" and "Directors Continuing in Office."

     John M. Shumejda has been Executive Vice President, Technology and Manufacturing for the Company since February 1997. Mr. Shumejda was President, Corporate Operations and Technology for the Company from August 1996 to February 1997, Executive Vice President, Technology and Development from January 1996 to August 1996, Executive Vice President and Chief Operating Officer from January 1993 to January 1996, Senior Vice President -- Operations from October 1991 to January 1993, Senior Vice President -- Combine Operations from May 1991 to October 1991 and Vice President -- Combine Operations from June 1990 to May 1991.

     James M. Seaver has been Executive Vice President, Sales and Marketing for the Company since February 1997. Mr. Seaver was President, Corporate Sales and Marketing for the Company from August 1996 to February 1997, Executive Vice President, Sales and Marketing from January 1996 to August 1996, Senior Vice President -- Sales and Marketing, Americas from February 1995 to January 1996, Vice President -- Sales, Americas from May 1993 to February 1995, Vice President Dealer Operations from January 1993 to May 1993, Vice President -- Financial Services from January 1992 to January 1993, Vice President -- Parts

Division from October 1991 to December 1991, Vice President -- Sales from June 1991 to October 1991 and Vice President -- Marketing from June 1990 to June 1991.

     Norman L. Boyd has been Vice President, General Manager -- Europe/Middle East/Africa Distribution for the Company since February 1997. Mr. Boyd was Vice President -- Marketing, Americas for the Company from February 1995 to February 1997 and Manager -- Dealer Operations from January 1993 to February 1995. From January 1990 to January 1993, Mr. Boyd was a Business Unit General Manager with Massey Ferguson.

     Judith A. Czelusniak has been Vice President -- Corporate Relations for the Company since November 1994. From March 1993 to November 1994, Ms. Czelusniak managed AGCO's external communications on a contract basis while she was a Principal at The Dilenschneider Group, a public relations consulting company. From 1991 to 1993, Ms. Czelusniak was Vice President and Director of the Corporate Communications Group at Morgen-Walke Associates, an investor relations firm based in New York. From 1989 to 1991, Ms. Czelusniak was a Vice President for Hill and Knowlton, Inc.

     Larry W. Gutekunst has been Vice President -- Global Engineering for the Company since February 1997. Mr. Gutekunst was Vice President -- Engineering for the Company from October 1995 to February 1997, Director -- Engineering, Americas from January 1994 to October 1995 and Director, Product Operations, Independence Plant from February 1993 to January 1994. Mr. Gutekunst held various engineering positions with the Company from June 1990 to February 1993.

     Daniel H. Hazelton has been Vice President -- Sales, North America for the Company since February 1997. Mr. Hazelton was Vice President -- Sales, Americas for the Company from February 1995 to February 1997 and Vice President -- Parts from January 1992 to February 1995. From 1986 to 1992, Mr. Hazelton was Manager of Parts Distribution for Komatsu Dresser.

     Dan Ioschpe was elected Vice President, General Manager -- South America Operations for the Company effective March 1997. Mr. Ioschpe was General Manager -- South America from July 1996 to March 1997. From 1992 to July 1996, Mr. Ioschpe held various management positions at Iochpe-Maxion S.A.

     Aaron D. Jones has been Vice President -- Global Manufacturing/Purchasing for the Company since February 1997. Mr. Jones was Vice
President -- Manufacturing for the Company from October 1995 to February 1997, Vice President -- Manufacturing, International from March 1995 to October 1995 and Director of Manufacturing, International from June 1994 to March 1995. From April 1988 to June 1994, Mr. Jones was Managing Director of Massey Ferguson Tractors Limited, a subsidiary of Massey Ferguson.

     Steven D. Lupton has been Vice President -- Legal Services, International since October 1995 and Director -- Legal Services, International from June 1994 to September 1995. Mr. Lupton was Director of Legal Services of Massey Ferguson from February 1990 to June 1994.

     John G. Murdoch has been Vice President, General Manager -- North America Distribution for the Company since February 1997. Mr. Murdoch was Vice
President -- Sales and Marketing, Europe/Middle East/Africa for the Company from October 1995 to February 1997, Vice President -- Sales and Marketing, International from June 1994 to October 1995 and Vice President -- Massey Ferguson Operations from January 1993 to June 1994. From 1965 to 1993, Mr. Murdoch held various positions with Massey Ferguson, most recently as Vice President -- Sales.

     William A. Nix III has been Vice President -- Treasurer for the Company since October 1995. Mr. Nix was Director of Corporate Finance at Caraustar Industries from September 1990 to October 1995 and was a senior manager with the accounting firm of Arthur Andersen LLP, where he had been employed from September 1979 to September 1990.

     Chris E. Perkins has been Vice President and Chief Financial Officer for the Company since January 1996, Vice President -- Finance and Administration, International from February 1995 to December 1995, Director of Finance and Administration, International from June 1994 to February 1995, Manager -- Corporate Development from August 1993 to June 1994 and Manager -- Financial and Operational Controls from August 1992 to August 1993. Prior to joining the Company, Mr. Perkins was a manager in the accounting firm of Arthur Andersen LLP, where he had been employed since 1986.

     Bruce W. Plagman has been Vice President, General Manager -- North America Operations for the Company since February 1997. Mr. Plagman was Vice
President -- Parts, Europe/Middle East/Africa for the Company from February 1995 to February 1997, Director of Parts, International from June 1994 to February 1995, and Manager -- Massey Ferguson Parts Operations from January 1993 to June 1994. From 1991 to 1993, Mr. Plagman was Director of the Massey Ferguson Parts Company in North America.

     Dexter E. Schaible has been Vice President -- Global Product Development for the Company since February 1997. Mr. Schaible was Vice President -- Product Development for the Company from October 1995 to February 1997,
Director -- Product Development from September 1993 to October 1995 and Product Marketing Manager from August 1991 to September 1993. Prior to joining the Company, Mr. Schaible was Product Marketing Manager for Hesston Corporation since 1979.

     Patrick S. Shannon has been Vice President -- Director of Finance, International for the Company since January 1996, Vice President and Controller from February 1995 to December 1995, Controller from June 1993 to February 1995 and Assistant Controller from December 1991 to June 1993. Prior to joining the Company, Mr. Shannon was a senior accountant with the accounting firm of Arthur Andersen LLP, where he had been employed since 1987.

     Michael F. Swick has been Vice President and General Counsel for the Company since December 1991 and General Counsel since December 1990. Prior to joining the Company, Mr. Swick was a partner with the law firm of Drew, Eckl & Farnham.

     Edward R. Swingle has been Vice President -- Parts, North America for the Company since July 1996. Mr. Swingle was Vice President -- Parts, Americas for the Company from February 1995 to July 1996, Vice President -- Marketing from May 1993 to February 1995, Vice President -- Sales from October 1991 until May 1993, and Vice President -- Parts from January 1990 to October 1991.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company issued a deferred fee note to HR&Co. in connection with certain consulting and advisory services provided by HR&Co. during the Company's acquisitions of Deutz-Allis in 1990 and Hesston Corporation and the White Tractor Division of Allied Products Corporation in 1991. Effective upon Mr. Johnston's resignation as a managing director of HR&Co. on December 31, 1993, one-third of the remaining principal on the note plus interest was transferred to Mr. Johnston. Payments totalling $112,500 including principal and interest were made on the note in 1996 in which HR&Co. received $75,000 and Mr. Johnston received $37,500. The note was paid in full in 1996.

     At March 15, 1997, the Company has loans outstanding in excess of $60,000 bearing interest at 6% to the following executive officers: Robert J.
Ratliff -- $90,000; John M. Shumejda -- $75,000; Daniel H. Hazelton -- $63,620; and John G. Murdoch -- $90,000. The proceeds of the loans were used to exercise stock options. In addition, the Company has a $500,000 loan outstanding bearing no interest to J-P Richard.

     On June 28, 1996, the Company acquired certain assets and liabilities of the agricultural and industrial equipment business of Iochpe-Maxion S.A. ("Iochpe-Maxion") for approximately $260 million in cash (the "Maxion Acquisition"). In connection with the Maxion Acquisition, the Company entered into an engine supply agreement with Iochpe-Maxion to continue to source certain engines for use in the Company's Brazilian production. During 1996, the Company paid approximately $10.3 million to Iochpe-Maxion for engines and other components purchased pursuant to the engine supply agreement. Dan Ioschpe, an executive officer of the Company, owned and continues to own a less than 1% equity interest in Iochpe-Maxion. Mr. Ioschpe's father and other members of Mr. Ioschpe's immediate family owned and continue to own a substantial equity interest in Iochpe-Maxion. Mr. Ioschpe's father also serves as a director and executive officer of Iochpe-Maxion.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by the Commission to furnish the Company with copies of all Section 16(a) forms that are filed.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, for the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten-percent beneficial owners were properly filed.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's 1996 Annual Report to Stockholders is being furnished with this proxy material to stockholders of record as of March 3, 1997.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE 1996 FISCAL YEAR, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, ON THE WRITTEN REQUEST OF THE BENEFICIAL OWNER OF ANY SHARES OF ITS COMMON STOCK ON MARCH 3, 1997, PROVIDED THAT SUCH REQUEST SETS FORTH A GOOD FAITH REPRESENTATION THAT, AS OF SUCH DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY. THE WRITTEN REQUEST SHOULD BE DIRECTED TO: CORPORATE SECRETARY, AGCO CORPORATION, 4830 RIVER GREEN PARKWAY, DULUTH, GEORGIA 30136.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, a firm of independent public accountants, has been appointed the Company's independent public accountants for the year 1997. The appointment of auditors is approved annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee.

     A representative of Arthur Andersen LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions from stockholders.

                            STOCKHOLDERS' PROPOSALS

     Any stockholder of the Company who wishes to present a proposal at the 1998 annual meeting of stockholders of the Company, and who wishes to have such proposal included in the Company's proxy statement and form of proxy for that meeting, must deliver a copy of such proposal to the Company at its principal executive offices at 4830 River Green Parkway, Duluth, Georgia 30136, Attention:
Corporate Secretary, no later than November 28, 1997; however, if next year's annual meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the 1997 Annual Meeting, any stockholder who wishes to have a proposal included in the Company's proxy statement for that meeting must deliver a copy of the proposal to the Company at a reasonable time before the proxy solicitation is made. The Company reserves the right to decline to include in the Company's proxy statement any stockholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

                                 (AGCO LOGO)

                                                                     APPENDIX A
PROXY                          AGCO CORPORATION

                            4830 RIVER GREEN PARKWAY
                             DULUTH, GEORGIA 30136

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 23, 1997

    The undersigned hereby appoints Chris E. Perkins, Michael F. Swick and Andrew H. Beck, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of AGCO Corporation held of record by the undersigned on March 3, 1997 at the Annual Meeting of Stockholders of AGCO Corporation to be held at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, at 9:00 a.m., local time, on Wednesday, April 23, 1997, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4 BELOW.

1. ELECTION OF DIRECTORS

    [ ] FOR all nominees listed below                   [ ] WITHHOLD AUTHORITY to vote for all
      (except as marked to the contrary)                  nominees listed below

              Nominees: Henry J. Claycamp and Richard P. Johnston

INSTRUCTIONS : To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.

--------------------------------------------------------------------------------

2. Approve the amendments to the Amended and Restated AGCO Corporation Long-Term Incentive Plan.

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                  (Continued and to be signed on reverse side)

                          (continued from other side)

3. Approve the amendment to the AGCO Corporation Nonemployee Director Stock Incentive Plan.

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

4. Approve the amendments to the AGCO Corporation 1991 Stock Option Plan.

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

                                                --------------------------------
                                                           Signatures

                                                --------------------------------
                                                   Signature, if held jointly

                                                Dated:
                                                --------------------------------

                                                NOTE: PLEASE SIGN ABOVE EXACTLY
                                                AS NAME APPEARS ON STOCK
                                                CERTIFICATE. IF STOCK IS HELD IN
                                                THE NAME OF TWO OR MORE PERSONS,
                                                ALL MUST SIGN. WHEN SIGNING AS
                                                ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE FULL TITLE
                                                AS SUCH. IF A CORPORATION,
                                                PLEASE SIGN IN FULL CORPORATE
                                                NAME BY PRESIDENT OR OTHER
                                                AUTHORIZED OFFICER. IF A
                                                PARTNERSHIP, PLEASE SIGN IN
                                                PARTNERSHIP NAME BY AUTHORIZED
                                                PERSON.

                                                                   APPENDIX B

                                AGCO CORPORATION

                 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

SECTION I. PURPOSE

   The AGCO Corporation Long-Term Incentive Plan (the "LTIP" or the "Plan") is intended to be the primary long-term incentive vehicle for senior management. While other managers and key employees are eligible to receive stock option grants, participants in the LTIP do not receive stock options. The Plan is designed to advance the interests of AGCO Corporation (the "Company") by encouraging senior management to seek ways to improve efficiencies, spend capital wisely, reduce debt and generate cash, all of which should combine to cause stock price appreciation. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 nor is it qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

   The Company's address is 4830 River Green Parkway, Duluth, Georgia 30136, and its telephone number is (770) 813-9200.

SECTION II. ADMINISTRATION

   a. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") consisting of not less than three members of the Board of Directors. Each member of the Committee is selected annually by the Board of Directors. Any member of the Committee may be removed at any time, either with or without cause, and any vacancy on the Committee may at any time be filled, by resolution adopted by the Board of Directors. All members of the Committee are required to be "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of Section 162(m)
(4)(C)(i) of the Code. For additional information about the Committee, participants should contact the Company at the address and telephone number listed above.

   b. The Committee selects the participants and determines: (i) when to grant a restricted stock award; (ii) the base price and the amount of Common Stock subject to each restricted stock award; and (iii) the vesting schedule of the award. Subject to provisions of the Plan requiring stockholder approval, the Committee also has authority to construe and amend the Plan and all awards granted under it, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine (subject to Sections VI and VII) the terms and provisions of the awards granted under the Plan (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan.

SECTION III.  SHARES SUBJECT TO THE PLAN

   a. Awards for a total of 3,750,000 shares of the Company's $.01 par value Common Stock (the "Common Stock") may be granted pursuant to the terms of the Plan. The Common Stock subject to the Plan may be unissued shares of Common Stock or shares of issued Common Stock held in the Company's treasury, or both. No individual may receive awards for over 1,000,000 shares of Common Stock over the life of the Plan.

   b. The number of shares of the Company's Common Stock available under the Plan, the maximum number of shares for which awards may be granted to any one individual and the number of shares of outstanding awards are subject to appropriate adjustment by the Committee in accordance with Section IX.

   c. If any award granted under the Plan expires or otherwise terminates for any reason without having been vested in full, the forfeited stock again becomes available for issuance under the Plan.

SECTION IV.  DURATION, AMENDMENT, AND TERMINATION

   a. Unless sooner terminated by the Board of Directors, the Plan will terminate on December 14, 2003. The termination or any amendment of the Plan may not impair or adversely affect, without the consent of the participants, the rights of holders of outstanding awards. The Board of Directors may amend or terminate the Plan at any time, and from time to time.

   b. No amendment of the Plan shall, without the approval of the holders of the shares of the Common Stock: (i) increase the number of shares reserved for awards under the Plan, (ii) materially increase benefits accruing to participants under the Plan, or (iii) materially modify the eligibility requirements of the Plan.

SECTION V. ELIGIBILITY

   Awards may be granted under the Plan only to executive officers and senior managers of the Company or any of its subsidiaries. Members of the Committee are not eligible to receive awards.

Section VI.  TERMS AND CONDITIONS OF AWARDS

   a. The LTIP provides opportunities for participants to earn shares of the Company's Common Stock if performance goals and continued employment requirements are met.

   b. The LTIP operates over a five-year performance period. Under the LTIP, each participant receives a contingent allocation of shares which can be earned during the five-year performance period. The size of the participant's total share allocation is established to provide a long-term incentive opportunity which is competitive with the practices of a cross-section of U.S. industrial companies. If the share allocation is not fully earned during the performance period, any remaining opportunity is forfeited.

   c. The share allocation is earned in increments for each 20% increase in average stock price (with the average calculated over 20 consecutive trading days) over the base price set by the Committee (the fair market value of the stock at the time the contingent allocations are made or, where the Committee deems appropriate and the contingent allocations are made within 10 business days after a prior allocation has been fully earned, the stock price at which such prior allocation has been fully earned); accordingly, the stock price must double during a five-year period for the full allocation to be earned. The increments of award earnings for each 20% increase in stock price are as follows:

                                                                        % OF
% INCREASE IN STOCK PRICE                                           AWARD EARNED
         20%.......................................................          10%

         40%.......................................................          25%

         60%.......................................................          45%

         80%.......................................................          70%

         100%......................................................         100%



         d. Absent any action by the Committee to the contrary, when an increment of the share allocation is earned, it will be awarded in the form of restricted stock which will carry a five-year vesting period. Under such vesting period, one-third of each award vests on the last day of the 36th, 48th, and 60th month, respectively, after each award is earned. The Committee has discretionary authority to alter the normal vesting period relating to any participant's award of restricted shares.

         e. The ultimate value of the restricted stock is determined by the stock price at the end of the vesting period. During the vesting period, the earned awards of restricted stock are forfeitable upon voluntary termination of employment prior to age 65 or upon termination of employment by the Company for "cause." Upon retirement, at no earlier than age 65, awards earned on or prior to that date immediately vest to the benefit of the participant.

         f. The LTIP requires stock price appreciation to earn awards, the earned awards are 100% forfeitable for a period of three years if service is broken, and the actual value of the award is determined at the time the stock vests. During the vesting period, participants receive any dividends issued on their restricted shares and have full voting rights, but they may not sell, transfer, pledge or otherwise dispose of such shares except as provided in Section XII(c).

SECTION VII.  CASH BONUS AWARDS

   a. When the restricted shares are vested, a cash payment designed to satisfy a portion of the federal and state income tax obligations of the participant are then payable by the Company to the participant. Cash bonus awards will be made on the last day of the 36th, 48th, and 60th month after each award is earned unless the vesting schedule is altered by the Committee. The cash bonus award shall be an amount equal to 40% of the value of the vested shares on the date the stock award is earned.

   b. The tax payment is provided to remove the necessity for the executive to sell a significant portion of the stock earned under the LTIP to pay taxes. The value of the tax payments is considered in determining the appropriate size of the participants' share allocations.

SECTION VIII.  DEATH, DISABILITY OR RETIREMENT OF PARTICIPANT

   a. Upon the death or total disability of a participant or upon retirement, at no earlier than age 65, the program will terminate on the date of such event with respect to the participant, and award shares earned to that date shall be considered vested and pass to the estate of the deceased or to the disabled or retired participant.

   b. The cash bonus award shall likewise be made to the estate of the deceased or the disabled or retired participant.

SECTION IX. ADJUSTMENTS

   The Committee may adjust the number of shares of Common Stock under the Plan at any time to reflect any change in the outstanding shares of Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company. With respect to outstanding awards, such adjustment shall be made such that the participant shall be made whole and suffer no dilution as a result of any change.

SECTION X. FEDERAL INCOME TAX CONSEQUENCES

   a. Restricted Stock Awards. An individual receiving an award under the Plan generally does not recognize taxable income on the date of grant of the award, as long as the stock covered by the award is subject to a substantial risk of forfeiture. However, the individual must generally recognize ordinary income at the time the restricted stock awards vest based upon the fair market value of the Common Stock on the date of vesting. Upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of Common Stock are held.

   b. Dividends on Restricted Stock. Any dividends paid on restricted stock are taxable to the individual recipient, and are deductible by the Company, as ordinary compensation when paid, if no Code Section 83(b) election has been made with respect to such stock.

   c. Cash Bonus Awards. An individual receiving a cash bonus award under the Plan must recognize ordinary income upon receipt of the award. The cash bonus award is deductible by the Company in the year that the income is recognized by the individual.

SECTION XI.  CHANGE OF CONTROL

   a. In the event of a Change in Control (as defined herein), the Company will require any successor to fulfill the terms and conditions of the Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. However, effective with the Change in Control, the participant will be immediately vested for all shares earned under the Plan.

   b. "Change in Control" shall mean change in the ownership of a corporation, change in the effective control of a corporation or change in ownership of a substantial portion of the corporation's assets, as described in
Section 280G of the Code, including the following:

     (1) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of that corporation that, together with stock held by such person or group, possess more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation (unless any one person, or more than one person acting as a group, who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, acquires additional stock).

     (2) A change in the effective control of a corporation is presumed (which presumption may be rebutted by the Committee) to occur on the date that either: any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such, person or persons) ownership of stock of the corporation possessing twenty percent (20%) or more of the total voting power of the stock of such corporation; or a majority of members of the corporation's board of directors is replaced during any twenty four (24)-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election of such new directors.

     (3) A change in the ownership of a substantial portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve
(12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions unless the assets are transferred to: a stockholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock; an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly by the corporation; a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the corporation; or an entity, at least fifty percent (50%) of the total value or voting power is owned, directly or indirectly, by a person, or more than one person acting as a group, that owns directly or indirectly, fifty percent (50%) or more of the total value of voting power of all of the outstanding stock of the corporation.

SECTION XII. RESTRICTIONS ON RESALES

   a. An employee shall have no right to sell, assign, transfer, pledge or otherwise dispose of or encumber any interest in any right to receive shares of Common Stock granted under the LTIP except by will or the laws of descent and distribution, and, if any employee earns any shares of Common Stock during the first six months of any five-year performance period, the employee shall hold (within the meaning of Rule 16b-3 of the Exchange Act) such stock at least until the end of such six month period.

   b. Since the participants in the Plan would generally be considered "affiliates" of the Company, as that term is defined in the Rules and Regulations under the Securities Act of 1933 (the "Securities Act"), shares of the Company's Common Stock acquired under awards may be subject to restrictions on resale imposed by the Securities Act. Such shares could be resold under the terms of Rule 144 of the Rules and Regulations, pursuant to another applicable exemption, if any, from the registration requirements of the Securities Act, or pursuant to an effective registration statement, should the Company elect to prepare and file one with the Securities and Exchange Commission. Rule 144 limits the number of shares which may be sold by an affiliate within a three-month period. An "affiliate" of the Company is defined by the Rules and Regulations as a person that "directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with" the Company. Directors, officers, substantial stockholders and others, who by one means or another have the ability to exercise control over the Company, may be deemed to be "affiliates." In connection with the awards, the Company may, in order to ensure that resales are made in compliance with the Securities Act, imprint a legend on certificates representing shares awarded to the effect that the shares may not be resold in the absence of compliance with the applicable restrictions or a determination that no restrictions are applicable.

   c. Notwithstanding any language to the contrary, during the vesting period participants shall have the right (subject to Section XII(a)) to transfer all of any portion of the participants' restricted shares to any of the following: a revocable living trust primarily for the benefit of the participant, an irrevocable trust in which the participant is the settlor, or a partnership in which the participant is a general partner.

SECTION XIII.   MISCELLANEOUS

   a. No award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan unless the Company shall determine otherwise.

   b. The Plan and the grant of awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any governmental or regulatory agency as may be required.

   c. The terms of the Plan shall be binding upon the Company and its successors and assigns.

   d. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

   e. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements.

SECTION XIV.  EFFECTIVE DATE

   a. The Effective Date of the Plan shall be December 14, 1993. No awards will be granted under the Plan after the expiration of ten years from the Effective Date.

                                                                  APPENDIX C


                                AGCO CORPORATION
                   NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

SECTION I. PURPOSE

   The AGCO Corporation Nonemployee Director Stock Incentive Plan (the "Plan") is designed to enhance the Company's long-term growth and financial performance by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors. The Plan is structured to enable nonemployee directors to participate in the Company's growth and link their personal interests to those of Company stockholders. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 nor is it qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION II. ADMINISTRATION

   The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") consisting of not less than three members of the Board of Directors. The Committee has the authority to construe the Plan and all awards granted under it, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan. Any action taken by the Committee with respect to the administration of the Plan which would result in the Plan ceasing to be administered in accordance with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be null and void.

SECTION III.  SHARES SUBJECT TO THE PLAN

   a. A total of 50,000 shares of the Company's $.01 par value Common Stock (the "Common Stock") may be issued pursuant to the terms of the Plan. The stock subject to the Plan may be unissued shares or shares of issued stock held in the Company's treasury, or both.

   b. The number of shares of the Company's Common Stock available under the Plan, and the number of shares of outstanding awards, are subject to adjustment by the Board of Directors, on the same basis as all other shares of Common Stock in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, shares combination, or other change in the corporate structure of the Company affecting shares of Common Stock.

   c. If any award granted under the Plan expires or otherwise terminates for any reason without having been earned, the related shares shall again become available for award under the Plan.

SECTION IV.  DURATION, AMENDMENT, AND TERMINATION

   a. Unless sooner terminated by the Board of Directors, the Plan will terminate on December 14, 2006. Subject to Section IV(b), the Board of Directors may amend or terminate the Plan at any time, and from time to time. Any amendment to the Plan shall become effective as of the date set forth in such amendment.

   b. No amendment of the Plan shall, without the approval of the holders of the shares of the Common Stock: (i) materially increase the number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements to eligibility for participation in the Plan. These stockholder approval requirements shall be interpreted exclusively in light of the requirements for stockholder approval under Rule 16b-3 of the Exchange Act. In addition, no amendment shall be made to the Plan more than once every six months other than to conform with changes in the Code or the rules thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

SECTION V. ELIGIBILITY

   Awards may be granted under the Plan only to nonemployee directors of the Company.

SECTION VI. TERMS AND CONDITIONS OF AWARDS

         a. The Plan provides opportunities for nonemployee directors to earn shares of the Company's Common Stock if stock appreciation goals are met. The Plan operates on three-year performance periods. Under the Plan, each nonemployee director will be awarded the right to receive 1,000 shares of Common Stock which can be earned during a three-year performance period in effect for that participant. If the awarded shares are not fully earned before the end of the three-year performance period or before the departure from the Board of Directors for any reason, whichever comes first, any unearned awards are forfeited.

         b. Each person who was a nonemployee director on December 14, 1994 shall be awarded a right to receive 1,000 shares of Common Stock. Each person who thereafter becomes a nonemployee director shall be awarded a right to receive 1,000 shares of Common Stock as of the date he or she first begins to serve as a nonemployee director. At the end of each three-year performance period, each continuing nonemployee director shall be awarded a right to receive an additional 1,000 shares of Common Stock which can be earned during an additional three-year period.

         c. Awarded shares are earned in increments for each 15% increase in average stock price (with the average calculated over 20 consecutive trading days using the closing price for a share of Common Stock as reported in the record of composite transactions for the New York Stock Exchange) over the base price. The base price is defined as the closing price for a share of Common Stock on the date the award is made as reported for such date in the record of composite transactions for the New York Stock Exchange. The stock price must increase 60% for the full award to be earned. The increments of award earnings for each 15% increase over the base price are as follows:

            % INCREASE                                           % OF
         IN BASE STOCK PRICE                                 AWARD EARNED
         -------------------                                 ------------
                 15%...............................                 25%
                 30%...............................                 50%
                 45%...............................                 75%
                 60%...............................                100%

         d. When an increment of the awarded shares are earned, the shares are issued to the participant in the form of restricted stock which vests 12 months after the three-year performance, period. In the event of departure from the Company's Board of Directors for any reason, all earned awards vest.

         e. The Plan requires stock price appreciation to earn awards and the actual value of the award is determined at the time the stock vests pursuant to the vesting period described above. During the vesting period, participants receive any dividends issued on their restricted shares and have full voting rights, but they may not sell, assign, transfer, pledge or otherwise dispose of such shares.

         f. A nonemployee director shall have no right to sell, assign, transfer, pledge or otherwise dispose of or encumber any interest in any right to receive shares of Common Stock granted under the Plan, and, if a nonemployee director earns any shares of Common Stock during the first six months of any three-year performance period, the nonemployee director shall hold (within the meaning of Rule 16b-3 of the Exchange Act) such stock at least until the end of such six month period.

SECTION VII. CASH BONES AWARDS

   When the restricted shares are earned, a cash payment designed to satisfy a portion of the federal and state income tax obligations of the participant are then payable by the Company to the participant. The cash bonus award shall be an amount equal to 40% of the value of the shares on the date the stock award is earned and will be paid on the last day of the calendar year in which the awarded shares are earned. Such value shall be determined using the closing price for a share of Common Stock as reported in the record of composite transactions for the New York Stock Exchange on the date the awarded shares are earned. The tax payment is provided to remove the necessity for the nonemployee director to sell a significant portion of the stock earned under the Plan to pay taxes.

SECTION VIII. DEATH, DISABILITY OR REPRESENT OF PARTICIPANT

   a. Upon the death or total disability of a participant or upon retirement, the program will terminate on the said date of the event with respect to the participant, and awarded shares earned to that date shall be considered vested and pass to the estate of the deceased or to the disabled or retired participant.

   b. The cash bonus award shall likewise be made to the estate of the deceased or the disabled or refired participant.

SECTION IX.   RESTRICTIONS ON RESALES

   Since the participants in the Plan are directors of the Company and would generally be considered "affiliates" of the Company, as that term is defined in the Rules and Regulations under the Securities Act of 1933 (the "Act"), shares of the Company's Common Stock acquired under awards may be subject to restrictions on resale imposed by the Act. Such shares could be resold under the terms of Rule 144 of the Rules and Regulations, pursuant to another applicable exemption, if any, from the registration requirements of the Act, or pursuant to an effective registration statement, should the Company elect to prepare and file one with the Securities and Exchange Commission. Rule 144 limits the number of shares which may be sold by an affiliate within a three-month period. An "affiliate" of the Company is defined by the Rules and Regulations as a person that "directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with" the Company. Directors, officers, substantial shareholders and others, who by one means or another have the ability to exercise control over the Company, may be deemed to be "affiliates." In connection with the awards, the Company may, in order to ensure that resales are made in compliance with the Act, imprint a legend on certificates representing shares awarded to the effort that the shares may not be resold in the absence of compliance with the applicable restrictions or a determination that no restrictions are applicable.

SECTION X.    MISCELLANEOUS

         a. Shares awarded and earned under the Plan shall be in addition to any annual retainer, committee fees, or other compensation payable to each nonemployee director as a result of his or her service on the Board of Directors.

         b. The Plan and awards granted under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any governmental or regulatory agency as may be required. With respect to any nonemployee directors subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

         c. The terms of the Plan shall be binding upon the Company and its successors and assigns.

         d. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

         e. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements.

SECTION XI.   EFFECTIVE DATE AND STOCKHOLDER APPROVAL

         a. The effective Date of the Plan shall be December 14, 1994, subject to approval by the holders of a majority of the Company's common stock at the 1995 Annual Meeting and all awards made before such approval shall be made subject to such approval. No awards will be granted under the Plan after the expiration of twelve years from the Effective Date.

                                                                 APPENDIX D














                               AGCO CORPORATION

                      1991 STOCK OPTION PLAN, as amended













October 1991

                               AGCO CORPORATION

                            1991 STOCK OPTION PLAN


ARTICLE                                                                  PAGE
-------                                                                  ----

I.      Purposes ......................................................    1
II.     Amount of Stock Subject to the Plan ...........................    1
III.    Administration ................................................    2
IV.     Eligibility ...................................................    3
V.      Maximum Allotment of Incentive Options ........................    4
VI.     Option Price and Payment ......................................    4
VII.    Use of Proceeds ...............................................    5
VIII.   Loans, Loan Guarantees and Installment Payments ...............    5
IX.     Term of Options and Limitations on the Right of Exercise ......    6
X.      Exercise of Options ...........................................    6
XI.     Nontransferability of Options .................................    6
XII.    Termination of Employment .....................................    7
XIII.   Adjustment of Shares; Effect of Certain Transactions ..........    9
XIV.    Right to Terminate Employment .................................   10
XV.     Purchase for Investment .......................................   10
XVI.    Issuance of Certificates; Legends; Payment of Expenses ........   11
XVII.   Withholding Taxes .............................................   12
XVIII.  Listing of Shares and Related Matters .........................   12
XIX.    Amendment of the Plan .........................................   12
XX.     Termination or Suspension of the Plan .........................   13
XXI.    Governing Law .................................................   13
XXII.   Partial Invalidity ............................................   13
XXIII.  Effective Date ................................................   13


                                     (i)

                               AGCO CORPORATION

                            1991 STOCK OPTION PLAN


        I.      PURPOSES.

        AGCO Corporation (the "Company") desires to afford certain directors, key employees and consultants of the Company and its subsidiaries who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company.

        The stock options offered pursuant to this 1991 Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

        The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

        The options granted under the Plan may be designated as either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options") but the Company makes no warranty as to the qualification of any option as an Incentive Option. Only key employees may be granted Incentive Options under the Plan.

       II.      AMOUNT OF STOCK SUBJECT TO THE PLAN

        The total number of shares of common stock of the Company which may be purchased pursuant to the exercise of options granted under the Plan shall not exceed, in the aggregate, 125 shares of the authorized common stock, $0.01 par value, per share, of the Company (the "Shares").

        Shares which may be acquired under the Plan may be either authorized but unissued Shares or Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that options granted under the Plan expire or terminate without having been exercised, new options may be granted with respect to the Shares covered by such expired or terminated Option, provided that the grant and the terms of such new options shall in all respects comply with the provisions of the Plan.

        Except as provided in Article XX, the Company may, from time to time during the period beginning September 18, 1991 (the "Effective Date") and ending September 17, 2001 (the "Termination Date") grant options to certain directors, key employees and consultants under the terms hereinafter set forth.

      III.      ADMINISTRATION

        The Board of Directors of the Company (the "Board of Directors") shall designate from among its members an option committee (the "Committee") to administer the Plan. The Committee shall consist of no fewer than three (3) members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee shall be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors.

        Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors; provided, however, that, with respect to the participation in the Plan by persons who are members of the Board of Directors, such powers and functions of the Committee may be exercised by the Board of Directors only if, at the time of such exercise, all of the members of the Board of Directors acting in the particular matter, are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

        Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to determine the persons to whom options shall be granted, the time when such options shall be granted, the number of Shares which shall be subject to each option, the purchase price of each Share which shall be subject to each option, the period(s) during which such options shall be exercisable (whether in whole or in part) and the other terms and provisions thereof. In determining the employees to whom options shall be granted and the number of Shares for which options shall be granted to each person, the Board of Directors or the Committee, as the case may be, shall consider the length of service, the amount of earnings, and the responsibilities and duties of such person.

        Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, also shall have authority to construe the Plan and options granted thereunder, to amend the Plan and options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Board of Directors or the Committee, as the case may be, also shall have the authority to require, in its discretion, as a condition of the granting of any such option, that the optionee agree (i) not to sell or otherwise dispose of Shares acquired pursuant to the option for a period of six (6) months following the date of acquisition of such Shares and (ii) that in the event of termination of service of the optionee with the Company or any subsidiary of the Company, other than as a result of dismissal without cause, such optionee will not, for a period to be fixed at the time of the grant of the option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary of the Company, or enter into any employment in which such optionee will be called upon to utilize special knowledge obtained through service with the Company or any subsidiary of the Company.

        The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

        The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

       IV.      ELIGIBILITY

        Options may be granted only to directors, key employees and consultants of the Company and its subsidiaries who are not members of the Committee.

        An Incentive Option shall not be granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company unless (i) the option price is at least one hundred ten percent 9110%) of the fair market value per share (as defined in Article VI) of the stock subject to the option and (ii) the option is not exercisable after the fifth anniversary of the date of grant of the option. In determining stock ownership of an employee, the rules of Section 424(d) of the Code shall be applied, and the Board of Directors or the Committee, as the case may be, may rely on representations of fact made to it by the employee and believed by it to be true.

        V.  MAXIMUM ALLOTMENT OF INCENTIVE OPTIONS

        If the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as Non-Qualified Options.

        VI.  OPTION PRICE AND PAYMENT

        The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine but, in the case of an Incentive Option, such price shall not be less than one hundred percent (100%) of the fair market value of the Shares subject to such option, as determined in good faith by the Board of Directors or the Committee, as the case may be, at the date the option is granted.

        If the Shares are listed on a national securities exchange in the United States on the date any option is granted, the fair market value per Share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange in the United States on the date next preceding the date upon which the option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closet preceding date on which such exchange shall have been open for business and the Shares were trades. If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are reported on the National Association of Securities

Dealing Automated Quotation System ("NASDAQ"), the fair market value per share shall be deemed to be the average of the high bid and low asked prices on the date next preceding the date upon which the option is granted as reported by NASDAQ.

        For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

        Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, if and to the extent the terms of such option so provide and to the extent permitted by applicable law, exercise an option in whole or in part, by delivering to the Company shares of common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the option being exercised price applicable to that portion of the option being exercised by the delivery of such Shares. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

      VII.  USE OF PROCEEDS

        The cash proceeds of the sale of Shares subject to the options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

      VIII.  LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

        In order to assist an optionee (including an optionee who is an officer or director of the Company or any subsidiary of the Company) in the acquisition of shares of Common Stock pursuant to an option granted under the Plan, the Board of Directors or the Committee, as the case may be, may authorize, at either the time of the grant of an option or the time of the acquisition of Common Stock pursuant to the option, (i) the extension of a loan to the optionee by the Company, (ii) the payment by the optionee of the purchase price, if any, for the Common Stock in installments, or (iii) the guarantee by the Company or a subsidiary of the Company of a loan obtained by the optionee from a third party. The terms of any loans, guarantees or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Board of Directors or the Committee, as the case may be. Loans, installment payments and guarantees may be granted without security, the maximum credit available being the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability which may be incurred in connection with the acquisition. In no event, however, may the amount of any loan exceed the amounts allowable to the loan to such individual for the purposes stated hereunder as provided by any regulation of the United States Treasury or other State or Federal statue.

       IX.  TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

        Unless the Board of Directors or the Committee, as the case may be, shall determine otherwise (in which event the instrument evidencing the option granted hereunder shall so specify), any option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such option.

        The Board of Directors or the Committee, as the case may be, shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

        To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

        X.  EXERCISE OF OPTIONS

        Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby byt the giving of written notice of the exercise thereof to the Corporate Secretary of the Company and the stock transfer agent for the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Articles XV, XVI and XVIII, the Company shall cause certificates for the Shares so purchsed to be delivered to the optionee, against payment of the full purchase price, on the date specified in the notice of exercise.

        XI.  NONTRANSFERABILITY OF OPTIONS

        An option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any option granted hereunder shall be exerisable, during the lifetime of the holder, only by such holder.

        XII.  TERMINATION OF EMPLOYMENT

            Upon termination of employment of any employee with the Company or any subsidiary of the Company any option previously granted to such employee, unless otherwise specified by the Board of Directors or the Committee, as the case may be, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

                (a) if the employee shall die while in the employ of the Company or any subsidiary of the Company or during either the three
           (3) month or one (I) year period, whichever is applicable, specified in clause (b) below and at a time when such employee was entitled to exercise an option as herein provided, the legal representative of such employee, or such person who acquired such option by bequest or inheritance or by reason of the death of the employee, may, not later than one (1) year from the date of death, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Board of Directors or the Committee, as the case may be, in such option grant; and

                (b) if the employment of any employee to whom such option shall have been granted shall terminate by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Board of Directors or the Committee, as the case may be), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee is entitled to exercise such option as herein provided, such employee is entitled to exercise such option as herein provided, such employee shall have the right to exercise such option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Board of Directors or the Committee, as the case may be, in such option at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissl other than for cause and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

        In no event, however, shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified therein.

        If an employee voluntarily terminates his or her employment, or is discharged for cause, any option granted hereunder shall, unless otherwise specified by the Board of Directors or the Committee, as the case may be, in the option, forthwith terminate with respect to any unexercised portion thereof.

        Notwithstanding any other provision of this Article XII, if the employment of any employee with the Company or any subsidiary of the Company is terminated, whether voluntarily or involuntarily, within a one-year period following a change in the ownership or effective control of the Company (within the meaning of Section 280G(b)(2)(A)(i) and while such employee is entitled to exercise an option as herein provided, other than a termination of such employment by the Company or any subsidiary of the Company for cause, such employee shall have the right to exercise all or any portion of such option at any time up to and including three (3) months after the date of such termination of employment, at which time such option shall cease to be exercisable.

        If an option granted hereunder shall be exercised by the legal representative of a deceased employee or former employee, or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

        For the purposes of the Plan, the term "for cause" shall mean (i) with respect to an employee who is a party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or any subsidiary of the Company, which agreement or plan contains a definition of "for cause or cause" (or words of like import for purposes of termination of employment thereunder by the company or such subsidiary of the company, "for cause" or "cause" as defined in the most recent of such agreements or plans, or (ii) in all other cases, as determined by the Committee or the Board of Directors, as the case may be, in its sole discretion, (a) the willful commission by an employee of a criminal or other act that causes or will probably cause substantial economic damage to the Company or a substantial injury to the business reputation of the Company; (b) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or any subsidiary of the Company; or (c) the continuing willful failure of an employee to perform the duties of such employee to the Company or any subsidiary of the Company (other than such failure resulting from the employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee by the Board of Directors or the Committee, as the case may be. For purposes of the Plan, no act, or failure to act, on the employee's part shall be considered "willful" unless done or omitted to be done by the employee not in good faith and without reasonable belief that the employee's action or omission was in the best interest of the Company or a subsidiary of the Company.

        For the purposes of the Plan, an employement relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422 (a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence such individual shall be considered an "employee" for purposes of the exercise of an option and shall be entitled to exercise such option during such leave if the period of such leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to re-employment is guaranteed by statute or contract.


        A termination of employment shall not be deemed to occur by reason of
(i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

        XIII.    ADJUSTMENT OF SHARES; EFFECT OF CERTAIN
                 TRANSACTIONS

        In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment shall be made to each outstanding option such that each such option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such option had such option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" shall after any such change refer to the securities, cash and/or property then receivable upon exercise of an option. In addition, in the event of any such change, the Board of Directors or the Committee, as the case may be, shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares for which options may be granted to any one employee, and the number of Shares and price per Share subject to outstanding options as shall be equitable to prevent dilution or enlargement of rights under such options, and the determination of the Board of Directors or the Committee, as the case may be, as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code without the consent of the grantee.


        XIV.     RIGHT TO TERMINATE EMPLOYMENT


        The Plan shall not impose any obligation on the Company or any subsidiary of the Company to continue the employment of any holder of an option and it shall not impose any obligation on the part of any holder of an option to remain in the employ of the Company or of any subsidiary thereof.


        XV.      PURCHASE FOR INVESTMENT

        Except as hereafter provided, the holder of an option granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities
Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

        XVI.     ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF
                 EXPENSES

        Upon any exercise of an option which may be granted hereunder and payment of the purchase price, a certificate or certificates for the Shares as to which the option has been exercised shall be issued by the Company in the name of the person exercising the option and shall be delivered to or upon the order of such person or persons.

        The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

        The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement, provided that the Company shall have no obligation to include any shares in any Registration Statement.

        All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

        XVII.    WITHHOLDING TAXES

       The Company may require an employee exercising a Non-Qualified Option or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of Shares. In lieu thereof, the corporation that employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe.

        XVIII.   LISTING OF SHARES AND RELATED MATTERS

       If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been affected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

        XIX.     AMENDMENT OF THE PLAN

       The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the shareholders of the Company, that will (i) increase the total number of Shares reserved for options under the Plan (other than an increase resulting from an adjustment provided for in Article XIII), (ii) reduce the exercise price of any Incentive Option granted hereunder below the price required by Article VI, (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the options granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any option granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option.

        XX.      TERMINATION OR SUSPENSION OF THE PLAN

        The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options granted prior to the termination or suspension of the Plan under
Article III nevertheless shall continue after such termination or during such suspension.

       XXI.      GOVERNING LAW

       The Plan, such options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

       XXII.     PARTIAL INVALIDITY

        The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

       XXIII.    EFFECTIVE DATE

       The Plan shall become effective at 5:00 p.m., New York City time, on the Effective Date; provided, however, that if the Plan it not approved by a vote of the shareholders of the Company at an annual meeting or any special meeting or by unanimous written consent within twelve (12) months before or after the Effective Date, the Plan and any options granted thereunder shall terminate.